UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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☐	Soliciting Material Pursuant to §240.14a-12

Millennium Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Millennium Pharmaceuticals, Inc.
40 Landsdowne Street
Cambridge, MA 02139
617.679.7000
www.millennium.com

March 23, 2006

To our stockholders:

I invite you to our 2006 annual meeting of stockholders. The meeting is on Thursday, May 4, 2006 at 10:00 a.m., Eastern Time, at The Charles Hotel, One Bennett Street, Cambridge, Massachusetts 02138. For your convenience, we are also offering a webcast of the meeting. If you choose to listen to the webcast, please go to http://www.millennium.com/investors shortly before the meeting time and follow the instructions. If you miss the meeting, you can listen to a replay of the webcast on that site until June 4, 2006. The annual meeting is a terrific opportunity to learn more about our business and operations. I hope you will join us or listen to the webcast.

On the pages after this letter you will find the notice of our 2006 annual meeting of stockholders, which lists the matters to be considered at the meeting, and the proxy statement, which describes the matters listed in the notice. We have also enclosed your proxy card and our annual report for the year ended December 31, 2005.

Your vote at this meeting is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible. If you are a stockholder of record, you may vote over the Internet, by telephone, or by mailing the enclosed proxy card in the envelope provided. You will find voting instructions in the proxy statement and on the enclosed proxy card. If your shares are held in “street name”—that is, held for your account by a broker or other nominee—you may vote by mailing the enclosed voting instruction card in the envelope provided or by following the instructions for voting by telephone or the Internet.

Thank you for your ongoing support and continued interest in Millennium.

Sincerely,

DEBORAH DUNSIRE, M.D.
President and Chief Executive Officer

MILLENNIUM PHARMACEUTICALS, INC.
40 Landsdowne Street
Cambridge, Massachusetts 02139

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

Date		Thursday, May 4, 2006
Time		10:00 a.m., Eastern Time
Place		The Charles Hotel, One Bennett Street, Cambridge, Massachusetts 02138
Webcast		Go to http://www.millennium.com/investors starting at 10:00 a.m. on May 4, 2006. The webcast will be archived on our website until June 4, 2006.
Proposals	1.	Elect three Class I directors, each for a term of three years.
	2.	Approve an amendment to our 1996 Employee Stock Purchase Plan that reserves an additional 2,000,000 shares of Millennium common stock for issuance under the plan to employees.
	3.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.
	4.	Consider any other business as may properly come before the meeting or any postponement or adjournment of the meeting.
Record Date		You are entitled to vote if you were a stockholder of record on March 8, 2006.

On behalf of the Millennium Board of Directors,

LAURIE B. KEATING, Secretary

March 23, 2006

TABLE OF CONTENTS

PROXY STATEMENT	1
VOTING PROCEDURES	1
Who can vote?	1
How do I vote?	1
What is the difference between holding shares directly in my name and holding shares in “street name”?	2
How can I change my vote?	2
Will my shares be voted if I do not return my proxy?	3
How do I vote my 401(k) shares?	3
What does it mean if I receive more than one proxy card?	3
How many shares must be present to hold the meeting?	3
What vote is required to approve each matter and how are votes counted?	4
How does the Board of Directors recommend that I vote?	4
Are there other matters to be voted on at the meeting?	5
Where do I find the voting results of the meeting?	5
What are the costs of soliciting these proxies?	5
How can I receive future proxy statements and annual reports over the Internet instead of receiving printed copies in the mail?	5
PROPOSAL 1 – ELECTION OF DIRECTORS	5
Nominees for Class I Directors – Terms to Expire in 2009	6
Class II Directors – Terms to Expire in 2007	7
Class III Directors – Terms to Expire in 2008	7
Ownership of Our Common Stock	9
Ownership by Management	9
Section 16(a) Beneficial Ownership Reporting Compliance	10
Ownership By Principal Stockholders	10
OUR CORPORATE GOVERNANCE	11
Our Commitment to Good Corporate Governance	11
Role of Our Board of Directors	11
Board Policies	11
Performance of Our Board	11
Code of Conduct, Business Ethics and Compliance	12
Independence of Directors	12
Executive Sessions of Independent Directors	12
Chairman of the Board	12
Vice Chairman of the Board	12
Committees of the Board	13
Communications with the Board	16
Board Membership Criteria	16
Compensation Committee Interlocks and Insider Participation	16
Indemnification of Officers and Directors	16
DIRECTOR COMPENSATION	16
Cash Compensation	17
Stock Compensation	18
Compensation Paid to Non-Employee Directors for 2005	18
COMPENSATION OF EXECUTIVE OFFICERS	20
Summary Compensation	20
Option Grants in 2005	22
Aggregated Option Exercises and Fiscal Year-End Option Values	22
Employment Agreements and Change in Control Arrangements	23

i

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	24
STOCK PERFORMANCE GRAPH	25
COMPENSATION AND TALENT COMMITTEE REPORT ON EXECUTIVE COMPENSATION	26
PROPOSAL 2 – APPROVE AN AMENDMENT TO OUR 1996 EMPLOYEE STOCK PURCHASE PLAN THAT RESERVES AN ADDITIONAL 2,000,000 SHARES OF MILLENNIUM COMMON STOCK FOR ISSUANCE UNDER THE PLAN TO EMPLOYEES	30
Reasons to Amend the 1996 Purchase Plan	30
Summary of the 1996 Purchase Plan	30
Federal Income Tax Consequences	32
EQUITY COMPENSATION PLAN INFORMATION	33
PROPOSAL 3 – RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006	35
AUDIT COMMITTEE REPORT	35
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	37
Aggregate Fees for 2005 and 2004	37
Appointment of Independent Registered Public Accounting Firm and Pre-Approval of Audit and Non-Audit Services	38
ADDITIONAL INFORMATION	38
Stockholder Proposals for 2007 Annual Meeting	38
Householding of Meeting Materials	39
APPENDIX A – AUDIT COMMITTEE CHARTER	A-1
APPENDIX B – 1996 EMPLOYEE STOCK PURCHASE PLAN	B-1

ii

MILLENNIUM PHARMACEUTICALS, INC.
40 Landsdowne Street
Cambridge, Massachusetts 02139

PROXY STATEMENT – 2006 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement contains information about the 2006 annual meeting of stockholders of Millennium Pharmaceuticals, Inc., including any postponements or adjournments of the meeting. The meeting will be held at The Charles Hotel, Cambridge, Massachusetts 02138, on Thursday, May 4, 2006 at 10:00 a.m. Eastern time.

In this proxy statement, we refer to Millennium Pharmaceuticals, Inc. as “Millennium,” “we,” “us” or the “Company.”

We are sending you this proxy statement in connection with the solicitation of proxies by our Board of Directors.

Our annual report for the year ended December 31, 2005 was first mailed to stockholders, along with these proxy materials, on or about March 23, 2006.

Our annual report on Form 10-K for the year ended December 31, 2005 is available over the Internet at our website, http://www.millennium.com/investors, or through the SEC’s EDGAR system at http://www.sec.gov. To request a printed copy of our Form 10-K, which we will provide to you without charge, either: write to Investor Relations, Millennium Pharmaceuticals, Inc., 40 Landsdowne Street, Cambridge, Massachusetts 02139, or e-mail Investor Relations at “info@mlnm.com.”

VOTING PROCEDURES

YOUR VOTE IS IMPORTANT. PLEASE TAKE THE TIME TO VOTE. Most stockholders have a choice of voting on the Internet, by telephone, or by mail using a proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you.  If you vote by telephone or on the Internet, you do not need to return your proxy card.

Who can vote?

Each share of our common stock that you owned as of the close of business on March 8, 2006, the record date, entitles you to one vote on each matter to be voted upon at the meeting. On the record date, there were 312,167,011 shares of Millennium common stock issued, outstanding and entitled to vote.

How do I vote?	If your shares are registered directly in your name, you may vote:
•

Over the Internet. Go to the website of our tabulator, Computershare Trust Company, N.A., at http://www.computershare.com/expressvote and follow the instructions you will find there. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions. If you vote over the Internet, your vote must be received by 1:00 a.m., Central Time, on May 4, 2006.

•

By Telephone. Call 1-800-652-VOTE (8683) toll-free from the U.S. and Canada and follow the instructions. If you are located outside the U.S. and Canada, see your proxy card for additional instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions. If you vote by telephone, your vote must be received by 1:00 a.m., Central Time, on May 4, 2006.

•

By Mail. Complete and sign the enclosed proxy and mail it in the enclosed postage prepaid envelope to Computershare. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

	•	In Person at the Meeting. If you attend the meeting in person, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.
If your shares are held in “street name” (held for your account by a broker or other nominee), you may vote:
	•	Over the Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote over the Internet or by telephone.
	•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.
•

In Person at the Meeting. Contact the broker or other nominee that holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. A broker’s proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in street name at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

If you choose to listen to the webcast, you should vote your shares using one of the methods described above. It is not possible to vote your shares via the webcast.

What is the difference between holding shares directly in my name and holding shares in “street name”?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the “stockholder of record.” This proxy statement, annual report and proxy card have been sent directly to you for Millennium by Computershare.

If your shares are held for you in an account by a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name.” This proxy statement and annual report have been forwarded to you by your broker, bank or nominee who is considered the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet.

How can I change my vote?	If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the meeting. To do this, you must do one of the following:
	•	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.
	•	Sign a new proxy and submit it as instructed above.
	•	Attend the meeting and vote in person. Attending the meeting will not revoke your proxy unless you specifically request it.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the annual meeting if you obtain a legal proxy as described in the answer to the “How do I vote?” question above.

Will my shares be voted if I do not return my proxy?	If your shares are registered directly in your name, your shares will not be voted if you do not vote over the Internet or by telephone or return your proxy or vote by ballot at the meeting.

If your shares are held in “street name,” your brokerage firm, under certain circumstances, may vote your shares for you if you do not return your proxy. Brokerage firms have authority to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may either: vote your shares on routine matters, or leave your shares unvoted. Proposal 1, to elect directors, and Proposal 3, to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, are considered routine matters. Proposal 2, to approve an amendment to our 1996 Employee Stock Purchase Plan, is a non-routine matter. Your brokerage firm cannot vote your shares with respect to Proposal 2 unless they receive your voting instructions. We encourage you to provide voting instructions to your brokerage firm by giving your proxy. This ensures your shares will be voted at the meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

How do I vote my 401(k) shares?

You may give voting instructions for the number of shares of Millennium common stock equal to the interest in Millennium common stock credited to your 401(k) plan account as of the record date. To vote these shares, complete and return the proxy card sent to you with this proxy statement by Fidelity Management Trust Company. The 401(k) plan trustee will vote your shares according to your instructions. Only Fidelity and its affiliates or agents will have access to your individual voting directions. Your voting instructions must be received by Fidelity by 12:00 a.m., Eastern Time, on May 1, 2006. If you do not send instructions, the trustee will not vote your shares.

You may revoke previously given voting instructions by filing with the trustee either a written revocation or a properly completed and signed proxy bearing a later date.

What does it mean if I receive more than one proxy card?

It means that you have more than one account, which may be at the transfer agent, with stockbrokers or at Fidelity in your Millennium 401(k) plan account. Please vote over the Internet, by telephone or complete and return all proxies for each account to ensure that all of your shares are voted.

How many shares must be present to hold the meeting?

A majority of our outstanding shares of common stock as of the record date must be present at the meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if the stockholder votes over the Internet, by telephone, completes and submits a proxy or is present in person at the meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum.

If a quorum is not present, we expect that the meeting will be adjourned until we obtain a quorum.

What vote is required	Proposal 1 – Elect three Class I directors, each for a term of three years to approve each matter and how are votes counted?

The three nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. Abstentions are not counted for purposes of electing directors. If your shares are held by your broker in “street name,” and if you do not vote your shares, your brokerage firm has authority to vote your unvoted shares held by the firm on proposal 1. If the broker does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

Proposal 2 – Approve an amendment to our 1996 Employee Stock Purchase Plan that reserves an additional 2,000,000 shares of Millennium common stock for issuance under the plan to employees

To approve proposal 2, stockholders holding a majority of Millennium common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the proposal. If your shares are held by your broker in “street name” and if you do not vote your shares, your brokerage firm does not have the authority to vote your unvoted shares held by the firm on proposal 2 and there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. If you vote to ABSTAIN on proposal 2, your shares will not be voted in favor of the proposal, will not be counted as votes cast or shares voting on the proposal and will have no effect on the vote.

Proposal 3 – Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006

To approve proposal 3, stockholders holding a majority of Millennium common stock present or represented by proxy at the meeting and voting on the matter must vote FOR the proposal. If your shares are held by your broker in “street name,” and if you do not vote your shares, your brokerage firm has authority to vote your unvoted shares held by the firm on proposal 3. If the broker does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered present or represented at the meeting and voting on the matter. If you vote to ABSTAIN on proposal 3, your shares will not be voted in favor of the proposal, will not be counted as votes cast or shares voting on the proposal and will have no effect on the vote.

How does the Board	Our Board of Directors recommends that you vote:
of Directors recommend	• FOR proposal 1 – elect three Class I directors, each for a term of three years
that I vote?	• FOR proposal 2 – approve an amendment to our 1996 Employee Stock Purchase Plan that reserves an additional 2,000,000 shares of Millennium common stock for issuance under the plan to employees
• FOR proposal 3 – ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006

Are there other matters to be voted on at the meeting?

We do not know of any other matters that may come before the meeting other than to elect directors, to approve the amendment to our 1996 Employee Stock Purchase Plan and to ratify the appointment of our independent registered public accounting firm. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their judgment.

Where do I find the voting results of the meeting?

We will announce preliminary voting results at the meeting. We will publish final results in our quarterly report on Form 10-Q for the second quarter of 2006, which we are required to file with the Securities and Exchange Commission by August 9, 2006. To request a printed copy of the Form 10-Q write to Investor Relations, Millennium Pharmaceuticals, Inc., 40 Landsdowne Street, Cambridge, Massachusetts 02139, or e-mail Investor Relations at info@mlnm.com. You will also be able to find a copy on the Internet through our website at http://www.millennium.com/investors or through the SEC’s electronic data system called EDGAR at http://www.sec.gov.

What are the costs of soliciting these proxies?

We will bear the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail and in person, without additional compensation. We reserve the right to retain other outside agencies for the purpose of soliciting proxies. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

How can I receive future proxy statements and annual reports over the Internet instead of receiving printed copies in the mail?

This proxy statement and our Annual Report to Stockholders for the year ended December 31, 2005 are available on our website at http://www.millennium.com/investors. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving printed copies in the mail. If you are a stockholder of record, you can choose this option when you vote over the Internet and save us the cost of producing and mailing these documents. If you are a stockholder of record and choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address to access those documents. If your shares are held through a broker or other nominee, you should check the information provided by them for instructions on how to elect to view future proxy statements and annual reports over the Internet.

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board, upon recommendation of the Board Governance Committee, has nominated the three people listed below for election as Class I Directors. Each nominee currently serves as a Class I Director. The Board of Directors recommends a vote FOR the nominees named below.

Our Board of Directors is divided into three classes. One class is elected each year and members of each class hold office for three-year terms. The Board currently is fixed at and consists of ten members. Three current members are Class I directors (with terms expiring at the 2006 annual meeting), three are Class II directors (with terms expiring at the 2007 annual meeting) and four are Class III directors (with terms expiring at the 2008 annual meeting).

For more information on nomination of directors, see “Board Governance Committee” below in the section entitled “Committees of the Board” in the discussion of “Our Corporate Governance.”

The persons named in the enclosed proxy will vote your shares to elect as Class I directors Deborah Dunsire, Robert F. Friel and Norman C. Selby, the three nominees listed below, unless you indicate on the proxy that your vote should be withheld from any or all of these nominees. If they are elected, Dr. Dunsire, Mr. Friel and Mr. Selby will hold office until the 2009 annual meeting of stockholders and until their successors are duly elected and qualified. All of the nominees have indicated their willingness to serve, if elected, but if any of them should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board of Directors.

There are no family relationships between or among any of our executive officers or directors.

Below are the names and certain information about each member of the Board of Directors, including the nominees for election as Class I directors.

NOMINEES FOR CLASS I DIRECTORS – TERMS TO EXPIRE IN 2009

DEBORAH DUNSIRE, M.D. Age: 43 President and Chief Executive Officer of Millennium Pharmaceuticals, Inc. Director since July 2005

Dr. Dunsire is President and Chief Executive Officer of Millennium (since July 2005). Prior to joining Millennium, Dr. Dunsire was Head of North American Oncology Operations (2000 to July 2005) and Vice President, Oncology Business Unit (1996 to 2000) of Novartis, a pharmaceutical company. Prior to that she held various positions with Sandoz, a pharmaceutical company (1988 to 1996) in the areas of product management, scientific development and clinical research.

ROBERT F. FRIEL Age: 50 Vice Chairman and President of the Life and Analytical Sciences Business of PerkinElmer, Inc. Director since June 2005 Audit Committee (Chairman)

Mr. Friel is Vice Chairman and President of Life and Analytical Sciences of PerkinElmer, Inc., a global technology leader in health services and photonics (since 2005). Prior to being appointed Vice Chairman, Mr. Friel served as Executive Vice President and Chief Financial Officer of PerkinElmer (2004 to 2005). He joined PerkinElmer in 1999 and was one of the primary architects of PerkinElmer’s transformation into a global technology leader in health sciences and photonics. Previously, he held several senior management positions at AlliedSignal, Inc., now Honeywell International, a technology and manufacturing company. Mr. Friel is a director of PerkinElmer, Inc. and Fairchild Semiconductor International, Inc., a supplier of high performance power products.

NORMAN C. SELBY Age: 53 Senior Managing Director of Perseus, L.L.C. Director since May 2000 Audit Committee Compensation and Talent Committee Executive Committee

Mr. Selby is Senior Managing Director of Perseus, L.L.C., a merchant bank and private equity fund management company (since August 2005). Mr. Selby is also Chairman of Windhover Information, Inc., a publishing and information company serving the pharmaceutical, biotechnology and medical device industries (since May 2004). He served as President and Chief Executive Officer of TransForm Pharmaceuticals, Inc., a drug development company (June 2001 to May 2004). He was Head of Consumer Internet Business of Citigroup, a financial services company (June 1999 to July 2000), Executive Vice President of Citicorp (September 1997 to July 2000) and Director and Senior Partner of McKinsey & Company, an international management consulting firm (1978 to 1997) and Head of the firm’s global pharmaceutical practice. Mr. Selby serves on the Board of the Memorial Sloan-Kettering Cancer Center.

CLASS II DIRECTORS — TERMS TO EXPIRE IN 2007

CHARLES J. HOMCY, M.D. Age: 57 President and Chief Executive Officer of Portola Pharmaceuticals, Inc. Director since December 2002 Research and Development Committee

Dr. Homcy is President and Chief Executive Officer of Portola Pharmaceuticals, Inc., a biotechnology company (since November 2003). He is also a Clinical Professor of Medicine at the University of California, San Francisco Medical School (since 1997) and an attending physician at the San Francisco VA Hospital (since 1997). Dr. Homcy served as Senior Advisor R&D of Millennium (January 2003 to November 2003) and President of Research and Development (February 2002 to December 2002). Prior to joining Millennium, Dr. Homcy was Executive Vice President, Research and Development (1995 to February 2002) and Director (1998 to February 2002) of COR Therapeutics, Inc., a biotechnology company. He served as President of the Medical Research Division of American Cyanamid Company-Lederle Laboratories, a pharmaceutical company (now a division of Wyeth-Ayerst Laboratories) (1994 to March 1995). He is a director of Kosan Biosciences Incorporated, a biotechnology company, Cytokinetics, Incorporated, a biopharmaceutical company, and Geron Corporation, a biopharmaceutical company.

RAJU S. KUCHERLAPATI, Ph.D.
Age: 63
Scientific Director of Harvard-Partners Center for Genetics and Genomics and Professor of Genetics at Harvard Medical School

Director since January 1993
Board Governance Committee (Chairman)
Research and Development Committee

Dr. Kucherlapati is Scientific Director of the Harvard-Partners Center for Genetics and Genomics and Professor of Genetics at Harvard Medical School (since September 2001). He was Professor and Chairman of the Department of Molecular Genetics at Albert Einstein College of Medicine (1989 to September 2001). Dr. Kucherlapati is a founder of Millennium. He is a director of Abgenix, Inc., a biotechnology company.

ERIC S. LANDER, Ph.D. Age: 49 Director of The Eli and Edythe L. Broad Institute Director since January 1993 Board Governance Committe Research and Development Committee (Chairman)

Dr. Lander is a founder and Director of The Eli and Edythe L. Broad Institute, a biomedical research institute formed by the Whitehead Institute, MIT and Harvard University (since November 2003). He is also a Member of the Whitehead Institute for Biomedical Research (since 1989), a Professor and Associate Professor, Department of Biology at the Massachusetts Institute of Technology (since 1989) and a Professor at Harvard Medical School (since January 2004). He was the Director of Whitehead/MIT Center for Genome Research (1993 to November 2003). Dr. Lander is a founder of Millennium.

CLASS III DIRECTORS — TERMS TO EXPIRE IN 2008

A. GRANT HEIDRICH, III Age: 53 Partner Emeritus of Mayfield Director since January 1993 Vice Chairman of the Board Compensation and Talent Committee Board Governance Committee Executive Committee

Mr. Heidrich is Partner Emeritus of Mayfield, a venture capital firm (since January 2004). He served as General Partner and Managing Director of Mayfield (1983 to 2004). He is a director of Cytokinetics, Incorporated, a biopharmaceutical company, and PolyFuel, Inc., a company that develops engineered membranes for fuel cells.

MARK J. LEVIN Age: 55 Director since January 1993

Mr. Levin is retired from his positions of Chairperson of the Board of Directors of Millennium (March 1996 to July 2005), President (1993 to July 2005) and Chief Executive Officer (November 1994 to July 2005). Prior to joining Millennium, Mr. Levin was a Partner at Mayfield, a venture capital firm (1987 to 1994) and held various positions with Genentech, Inc., Foxboro Company, Miller Brewing Company and Eli Lilly and Company (1974 to 1987) in biochemical and process engineering, marketing and project leadership.

KENNETH E. WEG Age: 67 Chairman of Clearview Projects, Inc. Director since March 2001 Chairman of the Board Compensation and Talent Committee (Chairman) Board Governance Committee Executive Committee

Mr. Weg is Chairman of Clearview Projects, Inc., a company engaged in partnering and deal transaction services to biopharmaceutical companies and academic institutions (since February 2001). Mr. Weg served as Vice Chairman (1999 to 2001), member of the Office of Chairman (1998 to 2001), Executive Vice President (1995 to 2001), President of the Worldwide Medicines Group (1997 to 1998), President of the Pharmaceutical Group (1993 to 1996) and President of Pharmaceutical Operations (1991 to 1993) of Bristol-Myers Squibb Company, a pharmaceutical company. Mr. Weg serves on the Board of Fox Chase Cancer Center.

ANTHONY H. WILD, Ph.D. Age: 57 Chairman and Chief Executive Officer of MedPointe, Inc. Director since February 2006 Audit Committee Research and Development Committee

Dr. Wild is Chairman and Chief Executive Officer of MedPointe, Inc., a specialty pharmaceutical company (since October 2001). Prior to joining MedPointe, Dr. Wild served as Executive Vice President of Warner-Lambert and President of its pharmaceutical sector until the merger with Pfizer in June 2000, with worldwide responsibility for Warner-Lambert’s pharmaceutical commercial operations and research and development. Before joining Warner-Lambert in 1995, Dr. Wild spent 22 years with Schering-Plough Corporation in a number of positions across the globe, culminating as president of Schering-Plough’s Japanese operations. Dr. Wild also served at Sandoz AG as a development chemist, where he worked on optimization and simulation of chemical processes.

OWNERSHIP OF OUR COMMON STOCK

Ownership By Management

On March 8, 2006 Millennium had 312,167,011 shares of common stock issued and outstanding. This table shows certain information about the beneficial ownership of Millennium common stock, as of that date, by:

•       each of our current directors;

•       each nominee for director;

•       our Chief Executive Officer;

•       each of our four other most highly compensated executive officers who were serving as executive officers as of December 31, 2005 and are named in the Summary Compensation Table; and

•       all of our current directors and executive officers as a group.

According to SEC rules, we have included in the column “Number of Issued Shares” all shares over which the person has sole or shared voting or investment power, and we have included in the column “Number of Shares Issuable” all shares that the person has the right to acquire within 60 days after March 8, 2006 through the exercise of any stock option. All shares that a person has a right to acquire within 60 days of March 8, 2006 are deemed outstanding for the purpose of computing the percentage beneficially owned by the person, but are not deemed outstanding for the purpose of computing the percentage beneficially owned by any other person.

Unless otherwise indicated, each person has the sole power (or shares the power with a spouse) to invest and vote the shares listed opposite the person’s name. Where applicable, ownership is subject to community property laws. Our inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership of those shares by the person listed in the table.

Name	Number of Issued Shares(1)	Number of Shares Issuable(2)	Total	Percent
Deborah Dunsire, M.D.	533,335	0	533,335	*
Robert F. Friel	0	7,292	7,292	*
A. Grant Heidrich, III	224,564	196,851	421,415	*
Charles J. Homcy, M.D.	111,838	540,304	652,142	*
Raju S. Kucherlapati, Ph.D.(3)	712,526	188,750	901,276	*
Eric S. Lander, Ph.D.(4)	10,000	206,206	216,206	*
Mark J. Levin	3,070,204	1,394,341	4,464,545	1.4%
Norman C. Selby(5)	10,163	108,338	118,501	*
Kenneth E. Weg	10,000	79,501	89,501	*
Anthony H. Wild, Ph.D.	0	486	486	*
Marsha H. Fanucci	80,056	419,627	499,683	*
Laurie B. Keating	71,365	84,401	155,766	*
Linda K. Pine	347,826	307,598	655,424	*
Robert I. Tepper, M.D.(6)	131,153	1,096,918	1,228,071	*
All current directors and executive officers as a group (16 persons)	5,078,432	4,566,066	9,644,498	3.0%

*                    Less than one percent

(1)          Includes shares contributed by Millennium under our 401(k) plan for the benefit of the named executive officer as of December 31, 2005 as follows: Ms. Fanucci, 3,386 shares; Ms. Keating, 1,365 shares; Mr. Levin, 5,980 shares, Ms. Pine, 5,812 shares; and Dr. Tepper, 5,519 shares and all current directors and executive officers as a group, 20,306 shares.

(2)          Shares that can be acquired through stock option exercises through May 7, 2006.

(3)          Includes 2,045 shares held by a custodian under the Uniform Gifts to Minors Act for Dr. Kucherlapati’s son. Dr. Kucherlapati disclaims beneficial ownership of these shares.

(4)          Includes 10,000 shares held by the Lander Family Charitable Trust. Dr. Lander disclaims beneficial ownership of these shares.

(5)          Includes 1,010 shares held by trusts for each of Mr. Selby’s two sons and 1,143 shares held by Mr. Selby’s spouse. Mr. Selby disclaims beneficial ownership of these shares.

(6)          Includes 333 shares held by a custodian under the Uniform Gifts to Minors Act for each of Dr. Tepper’s two sons. Dr. Tepper disclaims beneficial ownership of these shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of reports and written representations submitted to Millennium, we believe that in 2005 our directors and executive officers filed on a timely basis all reports of holdings and transactions in Millennium common stock required to be filed with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934, except that on February 13, 2006, Dr. Kucherlapati filed a Form 5 reporting a gift of shares of common stock made on February 27, 2004.

Ownership By Principal Stockholders

This table shows certain information, based on filings with the Securities and Exchange Commission, about the beneficial ownership of our common stock as of the date indicated below by each person known to us owning beneficially more than 5% of our common stock.

Name and Address	Number of Shares		Percent
CAM North America, LLC	24,259,447	(1)	7.8%
Salomon Brothers Asset Management Inc.
Smith Barney Fund Management LLC
TIMCO Asset Management Inc. 399 Park Avenue New York, NY 10022
Capital Group International, Inc.	23,749,360	(2)	7.6%
11100 Santa Monica Blvd. Los Angeles, CA 90025
Wellington Management Company, LLP	43,173,824	(3)	13.8%
75 State Street Boston, MA 02109

(1)          According to a Schedule 13G filed jointly with the Securities and Exchange Commission on February 15, 2006, CAM North America, LLC, Salomon Brothers Asset Management Inc., Smith Barney Fund Management LLC and TIMCO Asset Management Inc. report having shared power to vote or direct the vote for 21,816,051 shares and shared power to dispose or to direct the disposition of 24,259,447 shares. CAM North America, LLC reports having shared voting power for 13,773,397 shares and shared dispositive power for 16,216,793 shares.  Salomon Brothers Asset Management Inc. reports having shared voting power for 159,242 shares and shared dispositive power for 159,242 shares. Smith Barney Fund Management LLC reports having shared voting power for 7,681,064 shares and shared dispositive power for 7,681,064 shares. TIMCO Asset Management, Inc. reports having shared voting power for 202,348 shares and shared dispositive power for 202,348 shares.

(2)          According to a Schedule 13G filed jointly with the Securities and Exchange Commission on February 9, 2006, Capital Group International, Inc. reports having sole voting power for 18,226,360 shares and sole dispositive power for 23,749,360 shares and Capital Guardian Trust Company reports having sole voting power for 14,482,960 shares and sole dispositive power for 19,382,160 shares.

(3)          According to a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2006, Wellington Management Company, LLP reports having shared voting power for 28,162,454 shares and shared dispositive power for 43,173,824 shares.

OUR CORPORATE GOVERNANCE

Our Commitment to Good Corporate Governance

We believe that good corporate governance and an environment of high ethical standards are important for Millennium to achieve business success and to create value for our stockholders. Our Board of Directors is committed to high governance standards and to continually work to improve them. We continue to review our corporate governance practices in light of ongoing changes in applicable law and evolving best practices.

Role of Our Board of Directors

Our Board of Directors currently consists of ten members. The Board monitors overall corporate performance and the integrity of our financial controls and legal compliance procedures. It elects senior management and oversees succession planning and senior management’s performance and compensation. The Board also oversees our long and short term strategic and business planning, and conducts a year-long process which culminates in Board review and approval each year of a business plan, a capital expenditures budget and other key financial and business objectives.

Members of the Board keep informed about our business through discussions with the Chief Executive Officer and other members of our senior management team, by reviewing materials provided to them on a regular basis and in preparation for Board and committee meetings and by participating in meetings of the Board and its committees. We regularly review key portions of our business with the Board. We introduce our executives and other employees to the Board so that the Board can become familiar with our key talent. We have a new Board member orientation process which introduces each new member to Millennium’s business through a series of meetings with management, tours of facilities, and written materials about Millennium and the biopharmaceutical business.

In 2005, the Board of Directors met nine times. During 2005, each of our current directors attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board on which the director served, except for Mr. Levin who attended 73%. We do not have a policy requiring our Board members to attend our annual meetings of stockholders; in 2005 all of our then current Board members attended our annual meeting. We expect our Board members to attend the 2006 annual meeting.

Board Policies

The Board is guided by Board Policies, originally adopted in 2001, and most recently revised in May 2005. We believe our Board Policies demonstrate our continuing commitment to good corporate governance. These policies are reviewed by the Board from time to time, as needed. The policies are posted on the corporate governance section of our website at http://www.millennium.com/investors.

Performance of Our Board

We consider it important to continually evaluate and improve the effectiveness of the Board, its committees and its individual members. We do this in various ways. At the beginning of each year, the Board adopts goals that it considers important for the Board to achieve during that year, monitors progress towards those goals throughout the year and conducts a review to assess whether it has successfully achieved those goals and how well the Board has performed in providing oversight and adding value to Millennium. Each of the Board’s standing committees also adopts yearly goals and conducts annual self-evaluations.

The Board Governance Committee periodically assesses the Board’s performance, and the performance of individual members, and reports its conclusions to the full Board. Each Board member annually completes a self-evaluation of his or her contributions. Also, after each Board meeting, each Board member has the opportunity to assess the effectiveness of the materials presented and conduct of the meeting and to offer suggestions for improvement.

Code of Conduct, Business Ethics and Compliance

The Board of Directors originally adopted our code of conduct, the Core Values Handbook, in December 2003, which was revised and updated in February 2005. The Core Values Handbook applies to all members of the Board of Directors and all employees of Millennium, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Handbook also contains additional obligations to which our chief executive officer and senior financial officers are subject. Our Core Values Handbook is posted on the corporate governance section of our website at http://www.millennium.com/investors. We intend to post on our website all disclosures that are required by law or NASDAQ stock market listing standards concerning any amendments to, or waivers from, our code of business conduct and ethics. Stockholders may request a free copy of our Core Values Handbook by writing to Investor Relations, Millennium Pharmaceuticals, Inc., 40 Landsdowne Street, Cambridge, Massachusetts 02139.

Independence of Directors

The Board Policies provide that a substantial majority of the Board as a whole should be composed of independent directors. The Board Governance Committee annually reviews the independence of the directors, reports to the Board which directors it recommends that the Board determine are independent and the Board makes the determination. The Board takes into account NASDAQ stock market listing standards, applicable laws and regulations and other factors in making its determinations. The Board has determined that Mr. Friel, Mr. Heidrich, Dr. Kucherlapati, Dr. Lander, Mr. Selby, Mr. Weg and Dr. Wild are currently independent directors and that Dr. Dunsire, Dr. Homcy and Mr. Levin are currently not independent directors.

Executive Sessions of Independent Directors

Directors who are independent under the NASDAQ stock market listing standards meet in executive session without management present at every regularly scheduled Board meeting. Five such meetings were held during 2005. In addition, periodically the Board meets in executive session without the chief executive officer present.

Chairman of the Board

Effective as of July 2005, the Board appointed Kenneth Weg, an independent director, as the Chairman of the Board. The Chairman presides at the meetings of the Board of Directors, sets the agenda for the meeting in consultation with the Vice Chairman, the Chief Executive Officer and the Corporate Secretary, acts as the leader of the non-employee directors and makes himself available to our management on an as needed basis to discuss significant matters.

Vice Chairman of the Board

In August 2005, the Board created the position of Vice Chairman of the Board. The Vice Chairman oversees an annual process of Board and director evaluation, including providing appropriate feedback to the Board. The Vice Chairman provides assistance to the Chairman of the Board, Chief Executive Officer and Corporate Secretary in planning Board agendas, and acts as Chairman of the Board in the absence of the Chairman or a vacancy in the position of Chairman. The position of Vice Chairman assumed the responsibilities of the former position of lead outside director. Mr. Heidrich, an independent director, is currently serving as our Vice Chairman of the Board.

Committees of the Board

The Board currently has five standing committees: the Audit Committee, the Compensation and Talent Committee, the Board Governance Committee, the Research and Development Committee and the Executive Committee. The Board also appoints from time to time ad hoc committees to address specific matters.

Audit Committee
Members: Robert F. Friel, Chairman Norman C. Selby Anthony H. Wild	Meetings in 2005: 9

The Audit Committee consists entirely of independent directors within the meaning of the NASDAQ stock market listing standards, including the requirements contemplated by Rule 10A-3 of the Securities Exchange Act of 1934, each of whom satisfies the other requirements of the NASDAQ stock market relating to Audit Committee members.

The Board of Directors has determined that Robert F. Friel, Chairman of the Committee, and Norman C. Selby each qualify as an audit committee financial expert.

The Audit Committee’s primary function is to assist the Board in monitoring the integrity of our financial statements and our systems of internal control. The Audit Committee has direct responsibility for the appointment, independence and monitoring the performance of our independent registered public accounting firm. The Committee is responsible for pre-approving any engagements of our independent registered public accounting firm.

The Committee also reviews our risk management practices, strategic tax planning, preparation of quarterly and annual financial reports and our ethics and compliance processes.

The Committee members meet regularly with our independent registered public accounting firm without management present and with members of management in separate private sessions, to discuss any matters that the Committee or these individuals believe should be discussed privately with the Audit Committee, including any significant issues or disagreements concerning our accounting practices or financial statements.

The Committee conducts a meeting each quarter to review the financial statements prior to the public release of earnings.

The Audit Committee also meets regularly with our chief compliance officer, including the opportunity for a separate private session at every meeting with the chief compliance officer without management present.

The Audit Committee charter is included as Appendix A to this proxy statement. The charter is also posted on the corporate governance section of our website at http://www.millennium.com/investors.

The Committee has the authority to engage special legal, accounting or other consultants to advise the Committee.

Please also see the Audit Committee Report at page 35 below.

Compensation and Talent Committee
Members: Kenneth E. Weg, Chairman A. Grant Heidrich, III Norman C. Selby	Meetings in 2005: 9

The Compensation and Talent Committee consists entirely of independent directors within the meaning of applicable NASDAQ stock market listing standards.

The Committee’s primary responsibilities are to address chief executive officer, executive officer, and senior talent development, retention, performance, succession planning, and to oversee compensation and benefit matters. It reviews the qualifications of the executive officers and nominates executive officers for election by the Board. It reviews and approves compensation policy for Millennium to ensure that our compensation strategy supports organizational objectives and stockholder interests, and considers appropriate companies for compensation comparison purposes. The Committee determines the compensation of the chief executive officer and reviews and approves the compensation of all other executive officers. It approves and recommends, and suggests material changes to, any employee incentive compensation or retirement plans.

The Compensation and Talent Committee engages an outside compensation consultant, sets the budget for the consultant and reviews the services provided by the consultant. The Committee also meets regularly with the consultant in private sessions without management present.

The Committee has the authority to retain special legal, accounting or other consultants to advise the Committee.

The Compensation and Talent Committee charter is posted on the corporate governance section of our website at http://www.millennium.com/investors.

Please also see the Compensation and Talent Committee Report on Executive Compensation at page 26 below.

Board Governance Committee
Members: Raju S. Kucherlapati, Chairman A. Grant Heidrich, III Eric S. Lander Kenneth E. Weg	Meetings in 2005: 4

The Board Governance Committee consists entirely of independent directors within the meaning of applicable NASDAQ stock market listing standards.

The Board Governance Committee is responsible for recommending to the Board policies relating to the conduct of Board affairs. It periodically evaluates the composition of the Board, the contribution of individual directors, and the Board’s effectiveness as a whole. The Committee also recommends to the Board assignment of Board members to committees. It also reviews compensation for non-employee directors and recommends to the Board changes as appropriate.

The Committee also recommends to our full Board individuals to serve as directors. The Committee recommends to the Board guidelines and criteria for Board membership and reviews with the Board, on a periodic basis, the appropriate skills and characteristics required of Board members in the context of the then current needs of Millennium. See the discussion under Board Membership Criteria at page 16 below.

The Board Governance Committee’s process to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Board Governance Committee and the Board. Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders and the process for submitting the recommendation discussed below is followed, the Board Governance Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members. The Committee also from time to time utilizes the services of a search firm to help identify candidates for director.

The Committee will consider qualified candidates for director recommended and submitted by stockholders. Submissions that meet the then current criteria for Board membership are forwarded to the chairman of the Board Governance Committee for further review and consideration. The Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least one year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Board Governance Committee, Millennium Pharmaceuticals, Inc., 40 Landsdowne Street, Cambridge, Massachusetts 02139, Attention: Corporate Secretary. In addition, our by-laws permit stockholders to nominate individuals, without any action or recommendation by the Committee or the Board, for election as directors at an annual stockholder meeting. For a description of this by-law provision, see Additional Information on page 38 of this proxy statement.

At the annual meeting, stockholders will be asked to consider the election of Mr. Friel, who has been nominated for election as a director by the stockholders for the first time. Mr. Friel, who joined the Board in June 2005, was originally proposed to the Committee as a director candidate by the third-party search firm that the Committee engaged to assist with the search for new directors to fill vacancies on the Board.

The charter of the Board Governance Committee is posted on the corporate governance section of our website at http://www.millennium.com/investors.

Research and Development Committee
Members: Eric S. Lander, Chairman Charles J. Homcy Raju S. Kucherlapati Anthony H. Wild	Meetings in 2005: 3

The Research and Development Committee addresses drug discovery and pipeline review issues. The Committee is responsible for assisting Millennium in evaluating research and development issues and decisions and providing a detailed perspective on research and development efforts to the Board of Directors.

The charter of the Research and Development Committee is posted on the corporate governance section of our website at http://www.millennium.com/investors.

Executive Committee
Members: A. Grant Heidrich, III Norman C. Selby Kenneth E. Weg	Meetings in 2005: None

The Executive Committee may exercise, when the Board of Directors is not in session, all powers of the Board of Directors in the management of Millennium’s business and affairs to the extent permitted by law, our by-laws and as specifically granted by the Board of Directors. The Executive Committee did not meet in 2005.

The Committee consists entirely of independent directors within the meaning of applicable NASDAQ stock market listing standards.

Communications with the Board

You may contact the Board of Directors or any committee of the Board by writing to Board of Directors (or specified committee), Millennium Pharmaceuticals, Inc., 40 Landsdowne Street, Cambridge, MA 02139, Attn: Corporate Secretary or by sending an e-mail to “corporatesecretary@mlnm.com.” You should indicate on your correspondence that you are a Millennium stockholder. Communications will be distributed to the Chairman of the Board, Vice Chairman of the Board, the appropriate committee chairman or other members of the Board, as appropriate, depending on the facts and circumstances stated in the communication received.

Anyone may express financial, internal auditing controls, or auditing concerns to the Audit Committee by calling the Corporate Secretary’s helpline voicemail box at 866-469-6566, by sending an e-mail to “corporatesecretary@mlnm.com.” or by regular mail sent to Audit Committee, Millennium Pharmaceuticals, Inc., 40 Landsdowne Street, Cambridge, Massachusetts 02139. Messages to the Audit Committee will be received by our Corporate Secretary who will promptly report all appropriate messages received to the Audit Committee or a designated member of the Audit Committee. You may report your concern anonymously or confidentially.

Board Membership Criteria

The Board Governance Committee reviews with the Board on a periodic basis the appropriate skills and characteristics required of directors in the context of Millennium’s current and future needs. The Committee regularly assesses the skills and characteristics of current directors, identifies opportunities for enhancing the skill sets represented on the Board and prepares appropriate recruiting plans. To be considered as a prospective nominee for director a person should possess the highest personal and professional ethics, have excellent business judgment and the ability to act in the interests of our stockholders, and possess knowledge and abilities that will enable the Board to fulfill its responsibilities. The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation and Talent Committee are Mr. Weg, Mr. Heidrich and Mr. Selby. No member of the Compensation and Talent Committee was at any time during 2005, or formerly, an officer or employee of Millennium or any subsidiary of Millennium. No executive officer of Millennium has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of Millennium or member of our Compensation and Talent Committee.

Indemnification of Officers and Directors

We indemnify our directors and officers to the fullest extent permitted by law for their acts and omissions in their capacity as a director or officer of Millennium, so that they will serve free from undue concerns for liability for actions taken on behalf of Millennium. This indemnification is required under our corporate charter.

DIRECTOR COMPENSATION

We do not pay directors who are also Millennium employees any additional compensation for their service as a director. We do pay our non-employee directors for their service as directors. For her service as a director, Dr. Dunsire does not receive any additional compensation. For his service as a director while an employee of Millennium, Mr. Levin did not receive any additional compensation. After Mr. Levin’s retirement from Millennium in July 2005, he began to receive the compensation we pay to non-employee directors.

Each year, the Board Governance Committee reviews the compensation we pay to our non-employee directors. The Committee compares our Board compensation to compensation paid to non-employee directors by similarly sized public companies in similar businesses. The Committee also considers the responsibilities that we ask our Board members to assume and the amount of time required to perform those responsibilities.

Several changes in Board cash compensation were effective in 2005. Beginning on January 1, 2005, the lead outside director received an additional $10,000 annual retainer. The Vice Chairman receives an additional $10,000 annual retainer. Effective May 4, 2005, the annual retainer was increased from $25,000 to $40,000 for all non-employee directors, the Chairman of the Audit Committee receives an additional $10,000 annual retainer and each Chairman of the other committees receives an additional $5,000 annual retainer. Effective August 3, 2005, the non-employee Chairman of the Board receives an additional annual retainer of $20,000. In August 2005, the position of Vice Chairman was created which, among other responsibilities, assumed several of the duties previously performed by the lead outside director.

There were also changes in the annual stock compensation for non-employee directors. Effective for 2005, the annual option grant to the lead outside director increased from 1,500 shares to 5,000 shares. Many of the duties previously performed by the lead outside director are now included in the responsibilities of the Vice Chairman of the Board, a position created in August 2005. Consistent with the lead outside director’s prior compensation, the Vice Chairman will receive an additional annual grant of 5,000 shares beginning in May 2006. Effective May 4, 2005, the additional annual stock option grant for the Chairman of the Audit Committee was increased from 500 shares to 5,000 shares, and the additional annual grant for each Chairman of the other committees was increased from 500 shares to 2,500 shares. In the case of the 2005 annual grant, one half of the additional shares approved effective May 4, 2005, were granted on each of the June 1, 2005 and July 1, 2005 installments of the annual grants. Additionally, effective May 4, 2005, the vesting of the annual stock option grants to non-employee directors was changed to vest monthly over one year in 12 equal installments. Previously, the annual grants vested monthly over four years in 48 equal installments.

Below we show the rate of compensation that we currently pay to our non-employee directors.

Cash Compensation

Each director who is not an employee of Millennium receives:

Type of Fee	Amount	For each
Annual retainer:	$40,000	Year of service
Additional annual retainer for chairman of the board:	$20,000	Year of service
Additional annual retainer for vice chairman of the board:	$10,000	Year of service
Additional annual retainer for chairman of audit committee:	$10,000	Year of service
Additional annual retainer for committee chairman (other than audit chairman):	$5,000	Year of service
Attendance:	$2,000	Board meeting attended in person
	$1,000	Board meeting by conference telephone
	$1,000	Board committee meeting attended in person
	$750	Board committee meeting by conference telephone

Millennium also reimburses non-employee directors for reasonable travel and out-of-pocket expenses in connection with their service as directors.

On August 3, 2005, Millennium entered into a consulting agreement with Mark J. Levin to provide services to Millennium on an as needed basis to support Deborah Dunsire in her new role as Millennium’s Chief Executive Officer. The Company paid Mr. Levin a monthly retainer of $16,000 through December 31, 2005. The term of the agreement began August 1, 2005 and ended on December 31, 2005.

Stock Compensation

Directors also participate in our 2000 Stock Incentive Plan. Under the option program for directors adopted by the Board, our non-employee directors currently receive stock option grants as follows:

	Number of shares	Granted in three installments on	Vesting schedule
Initial Option Grant:	35,000	the date the director is first elected, one month later and two months later	vest on a monthly basis beginning one month from the date of election and become fully vested on the fourth anniversary of the date of election
Annual Option Grant:	15,000	May 1st, June 1st and July 1st of each year, prorated for service on the Board of less than one year	1/12th monthly
Non-employee Chairman of
the Board:	10,000	the dates of the annual option grant	1/12th monthly
Chairman of audit
committee:	5,000	the dates of the annual option grant	1/12th monthly
Committee chairman (other
than audit chairman):	2,500	the dates of the annual option grant	1/12th monthly
Vice Chairman of the Board:	5,000	the dates of the annual option grant	1/12th monthly

Each option terminates on the earlier of ten years after the date of grant or the date 90 days after the option holder ceases to serve as a director (or one year in the case of disability and three years in the event of death).

Under the 2000 Plan, an option becomes fully vested in the event of the death of the director. The exercise price of options granted under the 2000 Plan is equal to the closing price of Millennium common stock as quoted on the NASDAQ stock market on the date of grant.

Compensation Paid to Non-Employee Directors for 2005

The following chart shows the cash amounts paid to each non-employee director for their service as a non-employee director in 2005:

Name	Annual Retainer	Board Meeting Fees	Committee Meeting Fees	Special Board Fees (1)	Total Amounts Paid
Shaun Coughlin	$8,333	$3,000	—	—	$11,333
Robert F. Friel	$21,776	$11,000	$4,500	—	$37,276
A. Grant Heidrich III	$45,000	$14,000	$15,000	$20,000	$94,000
Charles J. Homcy	$35,000	$12,000	$2,750	—	$49,750
Raju S. Kucherlapati	$38,334	$13,000	$6,500	$20,000	$77,834
Eric S. Lander	$38,334	$12,000	$6,500	—	$56,834
Mark J. Levin	$20,000	$7,000	—	—	$27,000
Norman C. Selby	$41,666	$15,000	$14,750	$20,000	$91,416
Kenneth E. Weg	$48,334	$13,000	$17,000	$20,000	$98,334

(1)          On August 3, 2005, the Board of Directors approved a one-time payment of $20,000 to each of A. Grant Heidrich, III, Raju S. Kucherlapati, Norman C. Selby and Kenneth E. Weg for their participation over a two-year period in the group responsible for the search for our new Chief Executive Officer.

In 2005, under our 2000 Stock Incentive Plan, Millennium granted annual stock options to the then current non-employee directors and initial option grants to Mr. Friel, as follows:

Name	Grant Date	Number of shares granted	Option Exercise Price Per Share
Robert F. Friel	06/15/2005	11,667	$8.00
	07/15/2005	11,667	$9.94
	08/15/2005	11,666	$10.08
A. Grant Heidrich, III	05/01/2005	6,667	$8.70
	06/01/2005	6,667	$8.33
	07/01/2005	6,666	$9.17
Charles J. Homcy	05/01/2005	5,000	$8.70
	06/01/2005	5,000	$8.33
	07/01/2005	5,000	$9.17
Raju S. Kucherlapati	05/01/2005	5,167	$8.70
	06/01/2005	6,167	$8.33
	07/01/2005	6,166	$9.17
Eric S. Lander	05/01/2005	5,167	$8.70
	06/01/2005	6,167	$8.33
	07/01/2005	6,166	$9.17
Norman C. Selby	05/01/2005	5,167	$8.70
	06/01/2005	7,417	$8.33
	07/01/2005	7,416	$9.17
Kenneth E. Weg	05/01/2005	5,167	$8.70
	06/01/2005	6,167	$8.33
	07/01/2005	6,166	$9.17

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation

This table shows certain information about the compensation we paid our Chief Executive Officer, our former Chief Executive Officer and each of our four other most highly compensated executive officers who were serving as executive officers as of December 31, 2005.

Summary Compensation Table

								Long-Term Compensation
								Awards
		Annual Compensation						Restricted	Securities
Name and Principal Position	Year	Salary ($)		Bonus ($)(1)		Other Annual Compensation ($)(2)		Stock Award(s) ($)(3)	Underlying Options Granted (#)	All Other Compensation ($)(4)
Deborah Dunsire(5)	2005	366,667		630,000	(6)	1,051,004	(7)	4,000,000	450,000	500,360
Chief Executive	2004	—		—		—		—	—	—
Officer and President	2003	—		—		—		—	—	—
Mark J. Levin(8)	2005	398,667	(9)	—		47,348	(10)	—	400,000	12,039
Former Chairperson,	2004	519,231		200,000		—		—	400,000	11,709
Chief Executive Officer	2003	500,000		250,000		—		—	400,000	11,356
and President
Robert I. Tepper	2005	457,619		166,137		—		441,000	212,500	11,106
President, Research and	2004	457,486		128,059		—		—	201,250	10,347
Development	2003	417,462		194,336		—		—	191,666	10,080
Marsha H. Fanucci	2005	392,512		157,338		—		343,000	212,500	11,106
Senior Vice President	2004	333,795		127,400		—		—	275,000	10,863
and Chief Financial Officer	2003	268,274		72,500		—		—	100,000	10,335
Laurie B. Keating(11)	2005	356,900		181,041	(12)	—		—	82,588	11,106
Senior Vice President	2004	61,923		77,686	(12)	—		—	150,000	4,744
and General Counsel	2003	—		—		—		—	—	—
Linda K. Pine	2005	313,896		78,721		—		—	82,500	11,040
Former Senior Vice	2004	300,472		72,590		—		—	57,500	10,726
President, Human	2003	257,919		78,159		—		—	48,880	10,286
Resources

(1)             The amounts in the bonus column were all awarded under the Company’s Success Sharing Bonus Program unless otherwise noted.

(2)             In accordance with SEC rules, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate of such perquisites and personal benefits did not exceed the lesser of $50,000 or ten percent of the total annual salary and bonus for the named executive officer for such year.

(3)             Amounts in the restricted stock awards column represent the value of grants of restricted stock. The value is calculated by multiplying the closing price of the Millennium’s common stock on the date of grant by the number of shares granted. The holders of restricted stock are eligible to receive dividends, if any, paid by Millennium with respect to Millennium common stock. The following table shows the restricted stock award information and the vesting schedule for the named executives who received restricted stock awards in 2005:

Name	Date Awarded	Number of restricted shares awarded (a)	Vesting Schedule	Value at 12/31/2005 Share price $9.70 per share
Deborah Dunsire	7/18/2005	400,000	20% of the shares will vest on 07/18/2007, 30% will vest on 07/18/2008 and 50% will vest on 07/18/2009. If Dr. Dunsire’s employment with Millennium terminates, other vesting provisions may apply as specified in the governing agreements. See description under “Employment Agreements and Change in Control Arrangements” below.	$3,880,000
Robert I. Tepper	9/15/2005	45,000	50% of the shares will vest on 09/15/2006 and 50% of the shares will vest on 09/15/2007	$436,500
Marsha H. Fanucci	9/15/2005	35,000	50% of the shares will vest on 09/15/2006 and 50% of the shares will vest on 09/15/2007	$339,500

(a)             The number of shares of restricted stock listed in this column reflects the number of shares of restricted stock held by each listed person as of December 31, 2005.

(4)             All Other Compensation includes:

	Term life insurance premiums paid by Millennium			Dollar value of Millennium common stock contributed by Millennium to the executive’s account under 401(k) Plan			Other
Name	2005	2004	2003	2005	2004	2003	2005		2004		2003
Deborah Dunsire	$360	—	—	—	—	—	$500,000	(a)	—		—
Mark J. Levin	$2,064	$1,784	$1,656	$9,450	$9,225	$9,000	$525	(b)	$700	(b)	$700	(b)
Robert I. Tepper	$1,656	$1,122	$1,080	$9,450	$9,225	$9,000	—		—		—
Marsha H. Fanucci	$1,656	$1,638	$1,335	$9,450	$9,225	$9,000	—		—		—
Laurie B. Keating	$1,656	$296	—	$9,450	$4,448	—	—		—		—
Linda K. Pine	$1,590	$1,501	$1,286	$9,450	$9,225	$9,000	—		—		—

(a)             Millennium credited $500,000 to a tax-deferred account for Dr. Dunsire. She will become 40% vested in the account on the fourth anniversary of her employment date and an additional 10% of the account will vest on each anniversary thereafter. In the event of her termination of employment, the Company will pay to her the vested portion of the account in ten annual installments, adjusted to reflect the account’s investment returns.

(b)            Non-transportation bonus. Millennium pays a non-transportation bonus to employees who do not participate in the company’s transportation benefit.

(5)             Dr. Dunsire joined Millennium in July 2005.

(6)             Includes $300,000 paid to Dr. Dunsire as a signing bonus upon joining Millennium.

(7)             Includes $1,000,000 as partial compensation relating to the value of Dr. Dunsire’s unvested stock options and restricted stock with her previous employer, $42,754 in relocation allowance and $8,250 mortgage subsidy.

(8)             Mr. Levin retired from Millennium on July 29, 2005.

(9)             Includes $291,667 base salary, $27,000 paid to Mr. Levin after his retirement from Millennium for his service as a non-employee director in accordance with Millennium’s non-employee director compensation program and $80,000 paid to him under his consulting agreement with Millennium.

(10)       Represents payment for vacation days accrued to Mr. Levin which were not used by him upon his retirement from Millennium.

(11)       Ms. Keating joined Millennium in September 2004.

(12)       Includes for 2005 $50,000 paid to Ms. Keating upon the first anniversary of her joining Millennium as part of her signing bonus and for 2004, $50,000 paid to her as a signing bonus upon joining Millennium.

Option Grants in 2005

This table shows all options to purchase our common stock granted in 2005 by us to our Chief Executive Officer, our former Chief Executive Officer and each of our four other most highly compensated executive officers.

			Percent of
	Number of		total			Potential realizable value at
	shares		options	Exercise		assumed annual rates of stock
	underlying		granted to	or base		price appreciation for option
	options		employees	price	Expiration	term (3)
Name	granted (#)(1)		in 2005 (2)	($/sh)	date	5%($)	10%($)
Deborah Dunsire	150,000	(4)	4.11%	$10.00	07/18/2015	$943,342	$2,390,614
	150,000	(4)		9.99	08/31/2015	942,399	2,388,223
	150,000	(4)		9.33	09/30/2015	880,138	2,230,443
Mark J. Levin	400,000	(5)	3.65%	8.41	03/03/2015	2,115,602	5,361,350
Robert I. Tepper	212,500	(5)	1.94%	8.41	03/03/2015	1,123,913	2,848,217
Marsha H. Fanucci	212,500	(5)	1.94%	8.41	03/03/2015	1,123,913	2,848,217
Laurie B. Keating	82,588	(5)	0.75%	8.41	03/03/2015	436,808	1,106,958
Linda K. Pine	82,500	(5)	0.75%	8.41	03/03/2015	436,343	1,105,778

(1)             Options shown in the table have a term of ten years, subject to earlier termination if the optionee ceases his or her relationship with Millennium (as defined in the 2000 Stock Incentive Plan and the terms of the options). The 2000 Plan provides that an employee’s outstanding unvested stock options will immediately vest in full if, during the period one month before through twelve months after the date of a Change of Control, either an employee voluntarily terminates his or her employment with us for Good Reason or we terminate his or her employment involuntarily without Cause (capitalized terms are as defined in the 2000 Plan.) In addition, under the 2000 Plan, outstanding options vest in full upon the death of the optionee.

(2)             The percentage is calculated by dividing the total number of shares underlying options granted to the executive officer in 2005 by the total number of shares underlying options granted to all employees in 2005.

(3)             Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date, net of the applicable option exercise price. This table does not take into account any appreciation or depreciation in the price of the common stock to date. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock and the date on which the options are exercised.

(4)             Becomes exercisable for 1/4 of the total number of shares subject to the option on 07/18/2006 and for 1/48th of the total number of shares subject to the option monthly over the following 36 months.

(5)             Becomes exercisable for 1/48th of the total number of shares subject to the option monthly beginning 04/03/2005 through 02/03/2007 and for the remaining 25/48ths of the total number of shares subject to the option on 03/03/2007.

Aggregated Option Exercises and Fiscal Year-End Option Values

This table shows information about stock options exercised in 2005 and stock options held as of December 31, 2005 by our Chief Executive Officer, our former Chief Executive Officer and each of our four other most highly compensated executive officers.

Aggregated Option Exercises in 2005 and 2005 Year-End Option Values

			Number of shares underlying		Value of unexercised
	Shares		unexercised options held at		in-the-money options at
	acquired on	Value	12/31/2005 (#)		12/31/2005 ($)(1)
Name	exercise (#)	realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Deborah Dunsire	—	—	—	450,000	—	55,000
Mark J. Levin	1,135,844	4,826,770	1,262,737	699,763	569,237	612,555
Robert I. Tepper	—	—	1,029,585	363,177	1,537,386	329,258
Marsha H. Fanucci	—	—	362,436	389,469	91,494	247,403
Laurie B. Keating	—	—	64,548	168,040	19,977	86,562
Linda K. Pine	—	—	285,687	122,074	187,099	114,801

(1)             Value of unexercised in-the-money options to purchase shares of our common stock is based on the closing sales price of Millennium’s common stock on December 30, 2005 ($9.70), the last trading day of Millennium’s 2005 fiscal year, less the applicable option exercise price.

Employment Agreements and Change in Control Arrangements

Agreement with Deborah Dunsire:

Under our employment agreement with Deborah Dunsire, dated June 23, 2005, her employment with Millennium is at-will and may be terminated by Millennium at any time with or without cause. The agreement provides for an initial base salary of $800,000 to be reviewed annually based on her performance, the Company’s performance and other factors as determined by the Board of Directors. She is eligible to participate in the Company’s Success Sharing Bonus Program with a target level for 2005 of 80% of her annual salary, prorated based on service during the calendar year. Under the agreement, she received a signing bonus of $300,000 within two weeks of her first day of employment.

Millennium granted Dr. Dunsire an option to purchase a total of 450,000 shares of our common stock in three installments, on July 18, 2005, August 31, 2005 and September 30, 2005, with exercise prices equal to the fair market values on the dates of grant. The options vest over four years with one-fourth of the shares subject to the option vesting on the first anniversary of her employment and one forty-eighth monthly thereafter. Millennium also issued to her 200,000 shares of restricted stock of which 20% will vest on the second anniversary of her employment commencement date, 30% on the third anniversary and 50% on the fourth anniversary.

If Dr. Dunsire dies while employed by Millennium, the option and this restricted stock will vest immediately and the option will remain exercisable until the earlier of three years following death or ten years after the date of grant. If Dr. Dunsire’s employment with Millennium is terminated for any other reason other than for Justifiable Cause or voluntarily by her for Good Reason (as those terms are defined in the employment agreement), all options and other equity awards that would have vested within one year following the termination, will accelerate, immediately become fully vested and remain exercisable until the earlier of one year from the termination date or ten years from the date of grant.

As compensation relating to the value of her unvested stock options and restricted stock with her former employer, Millennium paid Dr. Dunsire $1,000,000 within two weeks of the commencement of her employment and issued her an additional 200,000 shares of restricted stock. This restricted stock will vest 20% on the second anniversary of her employment commencement date, 30% on the third anniversary and 50% on the fourth anniversary. In the event of Dr. Dunsire’s death or disability while employed by Millennium or her termination by Millennium for any other reason other than for Justifiable Cause or voluntarily by her for Good Reason, any unvested shares of this restricted stock will immediately vest.

The Company has credited $500,000 to a tax-deferred account for Dr. Dunsire. She will become 40% vested in the account on the fourth anniversary of her employment date and an additional 10% of the account will vest on each anniversary thereafter. In the event of her termination of employment, the Company will pay to her the vested portion of the account in ten annual installments, adjusted to reflect the account’s investment returns.

In addition, the agreement with Dr. Dunsire provides for reimbursement for certain relocation expenses including a mortgage subsidy of a total of $82,500 payable over a four-year period.

Consulting agreement with Mr. Levin:

See description of the consulting agreement between the Company and Mr. Levin under “Cash Compensation” in the section “Director Compensation” above.

Agreements with executive officers:

Millennium has employment agreements with Dr. Tepper, Ms. Fanucci, Ms. Keating and Ms. Pine. Each executive’s employment with Millennium is at-will and may be terminated by Millennium at any time with or without cause. If the executive’s employment is terminated without Justifiable Cause, as that term is defined in each of their agreements, then, subject to certain conditions, Millennium is obligated to pay the executive severance payments equal to twelve months’ salary. The form of Dr. Tepper’s, Ms. Pine’s, Ms. Fanucci’s and Ms. Keating’s employment agreements are filed as exhibits to our Annual Report on Form 10-K that we filed with the Securities and Exchange Commission.

Dr. Dunsire, Mr. Levin, Dr. Tepper, Ms. Fanucci, Ms. Keating and Ms. Pine hold stock options and Dr. Dunsire,  Dr. Tepper, Ms. Fanucci and Ms. Keating hold restricted stock granted under various

Millennium equity compensation plans. These plans provide that an employee’s outstanding unvested stock options or awards will immediately vest in full if, during the period one month before through twelve months after the date of a Change of Control, either an employee voluntarily terminates his or her employment with us for Good Reason or we terminate his or her employment involuntarily without Cause. Change of Control, Good Reason and Cause are defined in the plans which are filed as exhibits to our Annual Report on Form 10-K that we filed with the Securities and Exchange Commission.

Key Employee Change in Control Severance Plan:

In March 2006, the Compensation and Talent Committee of the Board of Directors approved the Company’s Key Employee Change in Control Severance Plan. The Severance Plan provides separation pay and benefits to the Company’s employees at the level of Senior Vice President and above whose employment is involuntarily terminated without cause or voluntarily terminated for good reason within one month before or 12 months following the effective date of a change in control of the Company. Specifically, the Severance Plan provides for payment to the employee over a period of from 12 to 24 months, depending on level, of an amount equal to the base salary for the period, the target bonus for the period, and the pro rata portion of the employee’s target bonus for the year in which termination occurs equal to the portion of the year in which the employee is employed by the Company. In addition the Company will pay, for a period of from 12 to 18 months, depending on level, the portion of premiums for COBRA coverage for the employee and eligible dependents equal to the amount that the Company paid for group health insurance prior to termination. The Severance Plan also provides for excise tax gross-up payments subject to limitations. Any prior agreements relating to severance benefits entered into between the Company and any employee eligible to receive benefits under the Severance Plan are superseded to the extent the severance benefits payable under the Severance Plan exceed those provided for in any such prior agreement.

Non-Qualified Deferred Compensation Plan:

In March 2006, the Compensation and Talent Committee of the Board of Directors adopted the Company’s Non-Qualified Deferred Compensation Plan. The Plan allows employees at the level of Vice President and above to elect to defer payment of base salary and annual bonus amounts within the limits of Internal Revenue Code Section 409A, until retirement, separation of service, or preset dates at least 12 months after the payment would normally have been made. Distribution of amounts deferred under the Plan are made in a lump sum or up to a preset number of payments.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In November 2003 we entered into a transaction with Portola Pharmaceuticals, Inc., a new biopharmaceutical company focused on the discovery and development of novel therapeutics for the treatment and prevention of severe cardiovascular diseases. Charles Homcy, who serves on our Board of Directors, is Portola’s President, Chief Executive Officer and a member of Portola’s Board of Directors. In connection with this transaction we licensed to Portola certain rights in the area of thrombosis research, sold to Portola certain assets and subleased to Portola a portion of our leased property in South San Francisco. Under the license, we are entitled to receive milestone and royalty payments upon the achievement of certain events. We did not receive any payments under the license during 2005. Under the sublease with us, Portola pays us monthly rent at a rate beginning at approximately $55,000 and increasing to approximately $100,000 over a period of three years, after which the rate will be set at the then-current fair market value for the remainder of the term. During 2005, we received a total of $1,320,852 from Portola under the sublease. Portola also paid us $16,000 per month through the second quarter of 2004 for certain transitional services. As a part of this transaction, we were granted shares of Portola’s Series A Preferred Stock valued at $1.0 million. In August 2004 and December 2004 we entered into additional transactions with Portola to license our Factor Xa inhibitor program in return for milestone and royalty payments upon achievement of certain events and to co-develop a device and system for profiling blood deposits based upon a Millennium patent. In December 2005 we amended the 2003 and 2004 license agreements and granted Portola an exclusive license to Millennium’s patent for the profiling device and system and certain other rights. As part of these transactions, we received $500,000 in cash and shares of Portola Series B Preferred Stock valued at $500,000. All of these transactions were negotiated on an arm’s-length basis.

STOCK PERFORMANCE GRAPH

This graph compares the performance of Millennium common stock with the performance of the NASDAQ Stock Market (U.S. Companies) Index and the NASDAQ Pharmaceuticals Index (assuming reinvestment of dividends). The graph assumes $100 invested at the per share closing price on the NASDAQ Stock Market in Millennium and each of the indices on December 31, 2000. Measurement points are on the last trading days of the years ended December 31, 2001, December 31, 2002, December 31, 2003, December 31, 2004 and December 31, 2005.

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005
Millennium Pharmaceuticals, Inc.	100.00	39.61	12.83	30.14	19.62	15.68
NASDAQ Stock Market (U.S.)	100.00	79.08	55.95	83.35	90.64	92.73
NASDAQ Pharmaceuticals Index	100.00	85.35	53.53	77.72	84.27	92.80

COMPENSATION AND TALENT COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation and Talent Committee is currently composed of three independent, non-employee directors and operates under a written charter. The Committee’s primary functions are to act on behalf of the Board of Directors to address Millennium’s general and executive compensation and benefit practices as well as CEO, executive officer and senior executive talent development, retention, performance and succession planning.

General Compensation Philosophy

Millennium’s compensation philosophy is based on the principles of competitive and fair compensation consistent with performance. The executive compensation program is designed to motivate and reward executive officers by aligning a substantial portion of their compensation with the achievement of priority strategic business goals and individual performance objectives.

To ensure that compensation is competitive, the Committee engages an outside consultant who reports directly to the Committee to compare Millennium’s compensation levels annually with those of other leading companies in the biopharmaceutical industry with whom Millennium competes for executive talent. For 2005, working with the outside consultant, the Committee selected the following companies to constitute this comparison group: Amgen, Amylin, Biogen/IDEC, Celgene Corp., Cephalon, Chiron, Genentech, Genzyme Corp., Gilead, ICOS, Imclone, MedImmune, OSI Pharma, Protein Design Labs, Sepracor and Vertex. This is the same group of companies that the Committee selected for comparison purposes in 2004. The Committee also reviews compensation levels for general business and technology positions at pharmaceutical and cross-industry companies.

Millennium’s compensation target is to pay employees, including executive officers, at approximately the 65th percentile of the range of total compensation paid for comparable positions by the comparator biopharmaceutical companies. Actual compensation may vary above or below this level depending on Millennium’s performance relative to goals and individual employee performance, experience and competencies. For senior executives, the Committee also considers objective relative scope measures of comparison companies such as size, revenue, income and market capitalization in determining appropriate compensation. To ensure fairness, Millennium also strives to achieve equitable pay relationships between individual employees and between different organization levels within Millennium, including the executive officers.

Key Elements of Compensation

The major elements of Millennium’s compensation program are base salary, annual bonus and equity compensation.

Salary.   Base salary levels are designed to recognize an individual’s ongoing contribution, to be commensurate with an individual’s experience and organization level and to be competitive with market benchmarks. Increases in annual salaries are based on demonstrated levels of core job competency, effectiveness in performing essential job requirements and competitive base salary position versus market. The Committee does not use a specific formula based on these criteria, but instead makes an evaluation of each executive officer’s contributions in light of all such criteria, including the Company’s overall annual base salary increase budget, which is approved by the Committee.

Success Sharing Bonus Program.   Millennium’s executive officers, along with all other employees, are eligible to participate in a success sharing bonus program that is designed to promote the achievement of priority Millennium goals. At the beginning of 2005, Millennium established a set of six priority goals for the year, which were then reviewed and approved by the Committee and by the Board of Directors. For 2005, the priority goals addressed increasing sales of VELCADE® (bortezomib) for Injection and INTEGRILIN® (eptifibatide) Injection; increasing the value of the Company’s clinical and preclinical pipeline; continuing to build operational excellence; and managing the Company’s business to achieve specified financial results. At the end of each year, the level of funding for the program is based on the Committee’s evaluation of Millennium’s achievement of the priority goals established for that year.

Each executive officer has a target bonus opportunity that is set by the Committee each year based on the Committee’s review of total compensation at the companies in the comparison group discussed above, with flexibility under the plan for actual awards to be as low as 0% or as high as 150% of the target bonus level based on Company and individual performance. For 2005, target bonus levels for Millennium’s executive officers ranged from 35% - 80% of base salary.

For executive officers in 2005, the success sharing bonus program was funded at 95% of the target level established at the beginning of the year. This funding determination was based on the Committee’s assessment of Millennium’s overall achievements related to the Company’s priority goals. The actual individual bonus awards made to each executive officer for 2005 were based on the funding for the year as described above and the Committee’s assessments of each individual’s achievement of priority goals for himself or herself and his or her department or group that were also established at the beginning of the year. Actual awards to executive officers for their 2005 performance ranged from 71% - 113% of the target bonus levels.

Equity Compensation Program.   Substantially all employees are eligible to participate in Millennium’s equity compensation program. Millennium’s equity compensation program is designed to align the long-term financial interests of Millennium’s employees and its stockholders, to assist in the retention of employees by providing a meaningful ownership stake in Millennium to employees and to encourage employees to think and act like owners of the business. Millennium typically grants equity awards to new employees when they start employment and to continuing employees on an annual basis and upon promotions to positions of greater responsibility. Decisions about the size of annual equity grants that may be made to continuing employees are made in February or March, and are generally intended to reflect the individual’s position with Millennium, the degree to which his or her contributions impacted the Company’s results in the past year, and the importance of his or her critical skills for Millennium’s future success.

Stock Options   Stock options provide employees the right to buy a specific number of shares of Millennium common stock in the future at a fixed exercise price.  The exercise prices for all stock options granted by Millennium in 2005 equaled the market values of the underlying shares on the dates of grant. Therefore, ultimately the stock options have value only if the value of the underlying shares increases. Millennium generally uses a four-year vesting period and a ten-year exercise period for stock option grants to encourage employees to continue their employment with the Company.   In March 2006 Millennium adopted a policy whereby a significant portion of future stock option grants to senior executives would be performance-based.

Restricted Stock   In 2005 Millennium began issuing shares of restricted Millennium common stock to new and continuing members of the Company’s senior management. Beginning in 2006, as part of the annual equity grant program for continuing employees, prior to the actual issuance of the 2006 equity grant, Millennium offered the choice between shares of restricted stock and stock options to senior-level employees. These awards are an important component of the overall compensation necessary to attract and retain talented senior-level employees of the Company. These shares generally have vesting periods of four years but certain grants have been made with vesting periods of two or three years.

Deferred Compensation Plan.   In March 2006, the Company adopted a non-qualified deferred compensation plan for the Company’s executive officers and certain other senior-level employees. This plan provides eligible employees with a tax-advantaged mechanism for saving toward retirement. Under the plan, eligible employees have the opportunity to contribute salary and/or bonus earned within the limits of Internal Revenue Code Section 409A.

The Committee believes that 2005 total compensation levels for the executive officers reflect Millennium’s performance against priority goals in 2005, as well as each executive officer’s contribution to such performance, and were competitive based on the Committee’s annual analysis of competitive compensation data.

Dr. Dunsire’s 2005 Compensation

Dr. Dunsire began her employment with the Company on July 18, 2005. Dr. Dunsire is eligible to participate in the same executive compensation plans available to Millennium’s executive officers.

The Committee engaged an outside consultant to assist it in determining and negotiating an appropriate compensation package for Dr. Dunsire. The compensation terms of her employment include the following:

•       An annual base salary of $800,000;

•       A target level for participating in the Company’s success sharing bonus program of 80% of her annual salary;

•       A signing bonus of $300,000;

•       An option to purchase 450,000 shares of the Company’s common stock which will vest over four years with exercise prices equal to the fair market value on the dates of grant;

•       200,000 shares of restricted stock which will vest over four years;

•       As compensation relating to the value of her unvested stock options and restricted stock at her former employer, the Company also paid Dr. Dunsire $1,000,000 and issued her an additional 200,000 shares of restricted stock which will vest over four years;

•       As compensation relating to certain forfeited retirement benefits at her former employer, the Company credited $500,000 to a tax-deferred account for Dr. Dunsire. Dr. Dunsire will become 40% vested in the account on the fourth anniversary of her employment date and an additional 10% of the account will vest on each anniversary thereafter; and

•       Reimbursement of certain expenses including a mortgage subsidy of $82,500 to be paid over four years and other relocation expenses.

In March 2006, Dr. Dunsire was awarded a success sharing bonus of $330,000, based on the funding of the success sharing bonus program for the year 2005 as described above, the Committee’s assessment of her achievement of individual priority goals during the period she was employed by the Company during 2005, and the critical importance of her efforts and continued leadership to Millennium in 2006. In March 2006, as part of the Company’s annual ongoing equity grant program, the Committee awarded Dr. Dunsire an equity award denominated as a non-qualified stock option to purchase 400,000 shares of the Company’s common stock. Under the choice program offered to senior-level employees described above, Dr. Dunsire chose to receive her award as 133,335 shares of restricted Millennium common stock.

The Committee believes that Dr. Dunsire’s 2005 total compensation was competitive, fair, consistent with Millennium’s performance against priority goals in 2005, and reflective of Millennium’s executive compensation philosophy.

Mr. Levin’s 2005 Compensation

Mr. Levin served as the Company’s chief executive officer in 2005 through July 17, 2005. As an employee, Mr. Levin was eligible to participate in the same executive compensation plans available to Millennium’s executive officers.

In March 2005, Mr. Levin’s salary level and target bonus opportunity were reviewed and Mr. Levin’s annual salary was maintained at a level of $500,000 and his target bonus opportunity at 50% of base salary for 2005. These levels remained unchanged since 2002. In 2003, 2004 and 2005, Mr. Levin requested that no changes be made to his base salary. Mr. Levin was granted stock options to purchase an aggregate of 400,000 shares of Millennium’s common stock in 2005 based on the Committee’s assessment of how his contributions impacted Millennium’s performance against priority goals in 2004 and the importance of his contributions to Millennium’s future success. These stock options were granted in March 2005 at an exercise price of $8.41 per share.

Tax Policy

Section 162(m) of the Internal Revenue Code generally disallows the deductibility of compensation paid to Millennium’s Chief Executive Officer and four other most highly compensated officers to the extent it exceeds $1 million per executive. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if specified requirements are met. Prior to introducing restricted stock grants in 2005, all awards made under Millennium’s equity compensation plans, (all plans in which the executive officers participate have been approved by the Company’s stockholders), were structured and administered in a manner intended to comply with the performance-based exception to Section 162(m) and all cash and equity compensation awarded to Millennium’s Chief Executive Officer and four other most highly compensated individuals complied with Section 162(m) and was deductible by the Company. As a result of restricted stock grants to these individuals, the Company anticipates that the deduction limit will be exceeded for certain executive officers and a portion of executive compensation will not be deductible in 2006 and beyond. The Committee believes that it is appropriate to retain discretion in determining executive compensation and will reserve the right to exercise this discretion in determining compensation in excess of the limit when such payment is deemed appropriate. The Committee will continue to monitor the requirements of the Internal Revenue Code to determine what actions, if any, should be taken with respect to Section 162(m) relative to Millennium’s executive compensation programs. Millennium expects that the deductibility limit of Section 162(m) currently will not have a material effect on the Company’s results of operation.

By the Compensation and Talent Committe Kenneth E. Weg, Chairman A. Grant Heidrich, II Norman C. Selby

PROPOSAL 2 –	APPROVE AN AMENDMENT TO OUR 1996 EMPLOYEE STOCK PURCHASE PLAN THAT RESERVES AN ADDITIONAL 2,000,000 SHARES OF MILLENNIUM COMMON STOCK FOR ISSUANCE UNDER THE PLAN TO EMPLOYEES

The Board of Directors recommends a vote FOR proposal 2.

We are asking stockholders to approve an amendment to our 1996 Employee Stock Purchase Plan to add 2,000,000 additional shares of our common stock to the number of shares we are authorized to issue under the plan. Our Board approved this amendment on March 3, 2006, subject to stockholder approval. The 1996 purchase plan allows our employees to purchase our common stock at a discount from market price twice each year through payroll deductions. The 1996 purchase plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986. If the plan is qualified under Section 423, our employees who participate in the plan may enjoy certain tax advantages, as described below. Stockholder approval is required for the plan to be qualified under Section 423. To approve this amendment, stockholders holding a majority of the shares present or represented at the meeting and voting on the matter must vote FOR proposal 2.

Reasons to Amend the 1996 Purchase Plan

The 1996 purchase plan provides an important employee benefit which helps us attract and retain employees and encourage their participation in and commitment to our business and financial success as Millennium stockholders. As of the date of this proxy statement there are only 1,255,623 shares remaining of the 5,600,000 shares previously authorized by stockholders for issuance under the 1996 purchase plan. Depending on the performance of our stock price and participation levels in the plan, this may be an insufficient number of shares to cover the number of shares we anticipate we will need to issue to participating employees for the offering periods that will occur before the next annual meeting of stockholders. Approval of this increase in shares authorized for issuance under the plan is needed to meet the requirements of the next two offering periods and to allow us to continue to offer to Millennium employees the opportunity to purchase shares of our common stock under the plan. Based on our current stock price and the number of current participants in the 1996 purchase plan, we anticipate that this increase will provide sufficient shares for us to offer purchases under the 1996 purchase plan for the next four to seven years, depending on the price of our common stock. Our Board recommends to Millennium stockholders that they approve the amendment.

Summary of the 1996 Purchase Plan

The description below summarizes the material provisions of the 1996 purchase plan. This summary is qualified in its entirety by reference to the full text of the plan, attached as Appendix B to this proxy statement.

Administration.   The Board’s Compensation and Talent Committee administers the 1996 purchase plan and is authorized to make rules for the administration and interpretation of the plan.

Eligibility.   All employees of Millennium and of any Millennium subsidiary designated by the Board or the Committee are eligible to participate in the purchase plan if they are regularly employed by Millennium or the designated subsidiary for more than twenty hours a week and for more than five months in a calendar year and they are employees of Millennium or a designated subsidiary on the first day of the applicable plan offering period. Any employee who, immediately after the grant of an option under the plan, would own 5% or more of the total combined voting power or value of Millennium’s or any Millennium subsidiary’s stock, is not eligible to participate. As of March 8, 2006, approximately 1,140 employees were eligible to participate in the 1996 purchase plan.

Offerings.   Millennium may make one or more offerings to employees to purchase our common stock under the 1996 purchase plan, as determined by the Board of Directors. Currently, we make two consecutive offerings each year. The first offering begins on May 1 and ends October 31 and the second offering begins on November 1 and ends on April 30.

Number of Shares.   As of the date of this proxy statement there are 1,255,623 shares remaining of the 5,600,000 shares previously authorized by stockholders for issuance under the plan. If we receive requests from employees to purchase more than the number of shares available during any offering, we will allocate the available shares on a pro rata basis to subscribing employees.

Purchase Limitations.   An employee may elect to have any multiple of 1% of the employee’s base salary up to a maximum of 10% deducted for the purpose of purchasing stock under the 1996 purchase plan. An employee may not be granted an option which permits his rights to purchase our stock under this plan and any other stock purchase plan of Millennium or its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined at the time the option is granted) for each calendar year in which the option is outstanding at any time.

Purchase Price.   A participating employee may purchase the stock at 85% of the last reported sale price of our common stock on either the day the offering begins or ends, whichever is lower.

Amendment and Termination.   The Board may at any time terminate or amend the 1996 purchase plan. However, the Board may not amend the plan without the approval of Millennium stockholders if stockholder approval is required by Section 423 of the Internal Revenue Code or by Rule 16b-3 of the Securities Exchange Act of 1934, as amended. No amendment may be made to the 1996 purchase plan if it would cause the plan to fail to comply with Section 423 of the Code or Section 16 of the Exchange Act.

Merger or Consolidation.   In the event that Millennium merges or consolidates with another company and our capital stockholders immediately prior to such merger or consolidation continue to hold at least 80% of the voting power of the capital stock of the surviving corporation, at the end of the then current plan period each option holder under the 1996 purchase plan will be entitled to receive securities or property of the surviving entity as if they were a common stockholder at the time of such transaction. In the event that such a merger or consolidation occurs and the holders of our capital stock hold less than 80% of the surviving corporation, our compensation committee may choose to cancel all outstanding options under the 1996 purchase plan and either: a) refund all contributed payments made by the holders or b) provide the holders with the right to exercise such option as of a date no less than ten days prior to such event. If our compensation committee does not choose to cancel the options, after the effective date of such transaction each option holder shall be entitled to receive securities of the surviving entity as if they were a common stockholders at the time of the transaction.

Plan Benefits.   Directors who are not employees are not eligible to participate in the 1996 purchase plan. This table shows the number of shares of common stock purchased under the 1996 purchase plan since its inception in 1996 by our Chief Executive Officer, each of our four other most highly compensated executive officers and one former executive officer, all current executive officers as a group and all employees as a group other than current executive officers.

Name	Number of shares purchased under the 1996 purchase plan
Deborah Dunsire	—
Mark J. Levin	5,092
Robert I. Tepper	26,361
Marsha H. Fanucci	—
Laurie B. Keating	—
Linda K. Pine	—
All current executive officers as a group (7 persons)	42,109
All employees as a group other than current executive officers as a group	4,302,268

The benefits and amounts that may be received in the future by persons eligible to participate in the 1996 purchase plan are not currently determinable. The closing price of our common stock on the NASDAQ National Market on March 8, 2006 was $10.31.

Federal Income Tax Consequences

This is a summary of the United States federal income tax consequences that generally apply when a U.S. employee purchases shares under the 1996 purchase plan and sells those shares.

Tax Consequences to Participating Employees.   In general, a U.S. employee will not recognize taxable income upon enrolling in the 1996 purchase plan or upon purchasing shares of common stock at the end of an offering.

The tax treatment when the employee sells the shares depends on how long the employee has held the shares, as follows. In this table, the grant date means the first day of the offering period in which the shares were purchased.

Date Sold	Sale Price		Employee will recognize
More than 1 year after the	Higher than the	•	ordinary income equal to:
purchase date and more than	purchase price		• 15% of the fair market
2 years after the grant date			value of the stock on the
grant date, or, if less,
• the amount the sale
price of the shares exceeds
the purchase price; and
		•	long-term capital gain equal to the
amount of any additional gain.
More than 1 year after the	Lower than the	•	long-term capital loss equal to the
purchase date and more than 2	purchase price		amount that the purchase price
years after grant date			exceeds the sale price.
Within 1 year after the	Higher than the	•	ordinary compensation income
purchase date or within 2	purchase price		equal to the amount the fair
years after the grant date			market value on the purchase date
(a disqualifying disposition)			exceeds the purchase price; and
		•	capital gain equal to the amount
the sale price exceeds the fair
market value on the date it was
purchased.
It will be short-term capital gain unless
the employee held the stock for
more than one year.
Within 1 year after the	Lower than the	•	ordinary compensation income
purchase date or within 2	purchase price		equal to the amount the fair
years after the grant date			market value on the purchase date
(a disqualifying disposition)			exceeds the purchase price; and
		•	a capital loss equal to the amount
that the fair market value on the
purchase date exceeds the sale price.
It will be short-term capital loss unless
the employee held the stock for more
than one year.

EQUITY COMPENSATION PLAN INFORMATION

This table shows information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2005. For additional information about our equity compensation plans, see Note 10 of our consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005. As required by SEC rules, we include in footnote (2) to this table a brief description of the material features of our equity compensation plans that have not been approved by our stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	33,335,988	$16.67	24,158,895	(4)
Equity compensation plans not approved by security holders(2)(3)	1,430,612	$14.93	3,220,590	(4)
Total	34,766,600	$16.60	27,379,485	(4)

(1)          Includes our:

•       1993 Incentive Stock Plan

•       1996 Equity Incentive Plan

•       1997 Equity Incentive Plan

•       1996 Director Option Plan

•       2000 Stock Incentive Plan

•       1996 Employee Stock Purchase Plan

•       2003 Employee Stock Purchase Plan For Employees of Non-U.S. Subsidiaries and Affiliated Entities

(2)          Includes our:

•       COR Therapeutics, Inc. 1991 Equity Incentive Plan, which we assumed in our merger with COR Therapeutics, Inc. and which is an ongoing plan.

Under this plan, COR issued incentive stock options, satisfying Section 422 of the Internal Revenue Code, or ISOs, to employees and nonqualified stock options, or NQOs, stock bonuses and restricted stock awards to employees, directors and consultants. We may continue to issue NQOs, stock bonuses and restricted stock awards under this plan. Options and restricted stock awards may be granted at not less than the fair market value of our common stock on the date of grant and stock bonuses are issued for no consideration or nominal consideration. Options, restricted stock awards and stock bonuses are exercisable only under the conditions that our Board of Directors establishes, but generally include a requirement for continued employment or service. Options granted under this plan have been made exercisable over a period of between three and five years and may be made exercisable for a maximum period of ten years. Some restricted stock awards granted under this plan by COR were fully vested upon issuance and others contained a lapsing right of repurchase whereby we maintain a right to repurchase a portion of the shares for a period of approximately one year from the date of grant. The plan provides for full vesting of options and restricted stock awards held by employees who terminate their employment due to a constructive termination or are terminated without cause within the period one month before and 24 months after a change of control. Upon termination of employment or specified other relationships with us, options issued under the plan remain exercisable for a period of three months and we have the right to repurchase any portion of a restricted stock award subject to our right to repurchase for a period of three months. As of December 31, 2005 there were 3,220,590 shares reserved for future issuance under the plan, not including 1,173,240 shares issuable upon exercise of outstanding options.

•       1997 Equity Incentive Plan of Millennium BioTherapeutics, Inc., which we assumed in our merger with Millennium BioTherapeutics, Inc. and under which we subsequently issued options. No additional options may be issued under this plan.

Under this plan, ISOs were issued to our employees and NQOs and restricted stock awards were granted to our employees, directors, consultants and advisors. Options and restricted stock awards were granted at not less than the fair market value of our common stock on the date of grant and were made exercisable only under the conditions that our Board of Directors established, but generally included a requirement for continued employment or service. Options granted under this plan are exercisable for a maximum period of ten years. New hire grants are typically exercisable on the first anniversary of the grant date for 25% of the shares granted and an additional 2.083% monthly for three years thereafter and grants to current employees are typically exercisable monthly for 2.083% beginning one month from the date of grant. Restricted stock awards granted under this plan contain a lapsing right of repurchase whereby we maintain a right to repurchase 100% of the common stock until the first anniversary of the grant date, 75% of the common stock immediately thereafter and reduced by an additional 2.083% monthly for three years thereafter. This plan was amended in December 2002 to provide for full vesting of options and restricted stock awards for holders who terminate their employment for good reason or are terminated without cause within the period one month before and one year after a change of control. Upon termination of employment, options issued under the plan remain exercisable for a period of thirty days and we have the right to repurchase any portion of a restricted stock awards subject to our right to repurchase for a period of three months.

(3)          Does not include outstanding options to purchase 182,689 shares of our common stock under specified equity plans assumed through various mergers and acquisitions. At December 31, 2005, these assumed options had a weighted-average exercise price of $10.29 per share. No additional options may be issued under these assumed plans. Also does not include the additional 2,000,000 shares under our 1996 Employee Stock Purchase Plan which are the subject of Proposal 2.

(4)          In addition to stock options, under our 2000 Stock Incentive Plan we may issue restricted stock or similar awards, limited to no more than 2,280,385, 5% of 45,607,706, the maximum cumulative number of shares reserved under the 2000 Plan. As of December 31, 2005 there were 480,000 shares issued as restricted stock under the 2000 Plan. Under our other ongoing stock plans, we may issue up to 5,777,884 shares of restricted stock under the 1996 Equity Incentive Plan, up to 3,180,347 shares of restricted stock under the 1997 Equity Incentive Plan and up to 197,460 shares of restricted stock under the COR Therapeutics, Inc. 1991 Equity Incentive Plan.

PROPOSAL 3 –	RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2006

The Board of Directors recommends a vote FOR proposal 3.

Our Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006. Although stockholder approval of the selection of Ernst & Young LLP is not required by law, our Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection.

If stockholders do not approve this proposal at the 2006 annual meeting, our Audit Committee will reconsider their selection of Ernst & Young LLP. If stockholders do ratify this appointment, the Audit Committee, which has direct authority to engage independent registered public accounting firms, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in the best interests of Millennium and our stockholders.

The Audit Committee has approved all services provided to Millennium by Ernst & Young LLP during 2005. Representatives of Ernst & Young LLP are expected to be present at the 2006 annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

AUDIT COMMITTEE REPORT

The Audit Committee’s primary function is to assist the Board of Directors in monitoring the integrity of Millennium’s financial statements, systems of internal control and the independence and performance of the independent registered public accounting firm. The Committee’s specifically enumerated powers and responsibilities include hiring and terminating the independent registered public accounting firm, pre-approving any engagements of the independent registered public accounting firm, receiving and reviewing the reports of the CEO and CFO required by Section 302 of the Sarbanes-Oxley Act of 2002 and Rule 13a-14 of the Securities Exchange Act of 1934, and reviewing Millennium’s ethics and compliance programs.

The Committee is currently composed of three of Millennium’s independent directors. The Board of Directors and the Committee believe that the Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. that governs audit committee composition, including the requirements that:

•       all Committee members are “independent directors” as that term is defined by NASD Rule 4200(a)(15);

•       all Committee members are able to read and understand fundamental financial statements; and

•       at least one Committee member is an “Audit Committee Financial Expert” as defined by 17 CFR Part 228.41(e).

The Committee and the Board of Directors have determined that the Committee Chairman, Robert F. Friel, and Norman C. Selby each qualify as an “Audit Committee Financial Expert” and also that each is independent from Millennium’s management under the Exchange Act and NASD standards.

Mr. Heidrich stepped down from the Committee in June 2005 when Mr. Friel joined the Committee. Mr. Selby served as Chairman of the Committee during all of 2005 and Mr. Friel assumed the Chairmanship in January 2006. Mr. Weg stepped down from the Committee in February 2006 when Dr. Wild joined the Committee.

In 2005, the Committee oversaw the continued efforts of Millennium’s management to develop an internal audit function. The Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting.

Millennium has a Compliance Committee consisting of a Compliance Officer and members of Millennium’s functional departments who together share compliance responsibility to ensure effective implementation of the Core Values Handbook, the Company’s code of conduct. The Compliance Officer reports to the Audit Committee at each Audit Committee meeting. A schedule for direct reporting of Compliance Committee members was established to enable the Committee to actively engage directly with those responsible for compliance. Reports on the compliance program and reports from individual Compliance Committee members were presented to the Committee in 2005. Additional compliance-related presentations are planned throughout 2006.

The Committee operates under a written charter adopted by the Committee that reflects standards contained in the NASD rules. The Committee reviews this charter annually. A complete copy of the current charter is attached to this proxy statement as Appendix A.

Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants, requires the independent registered public accounting firm to provide the Committee with additional information regarding the scope and results of the audit, including:

•       the independent registered public accounting firm’s responsibilities under generally accepted auditing standards;

•       the independent registered public accounting firm’s judgments about the quality of Millennium’s accounting principles;

•       the adoption of, or a change in, accounting policies;

•       sensitive accounting estimates;

•       accounting for significant unusual transactions and for controversial or emerging areas;

•       significant audit adjustments;

•       unadjusted audit differences considered to be immaterial;

•       other information in documents containing audited financial statements;

•       total fees for services and types of services rendered;

•       disagreements with management on financial accounting and reporting matters;

•       major issues discussed with management prior to retention;

•       consultation with other accountants;

•       difficulties encountered in performing the audit; and

•       material errors, fraud and illegal acts.

The Committee has discussed with the independent registered public accounting firm the matters required to be discussed by this Statement.

Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, requires the independent registered public accounting firm to communicate, both orally and in writing, at least annually, with the Committee regarding all relationships between the independent registered public accounting firm and Millennium that, in the professional judgment of the independent registered public accounting firm, may reasonably be thought to bear on their independence. The Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP, Millennium’s independent registered public accounting firm, required by this Standard, and the Committee has discussed with Ernst & Young their independence. When considering Ernst & Young’s independence, the Committee considered whether their provision of services to Millennium beyond those rendered in connection with their audit and reviews of Millennium’s consolidated financial statements was compatible with maintaining their independence and discussed with them any relationships that may impact their objectivity and independence. The Committee also reviewed, among other things, the amount of fees paid to Ernst & Young for audit and non-audit services in 2005. Information about the independent registered public accounting firm’s fees for 2005 is included below in this proxy statement under “Independent Registered Public Accounting Firm.” Based on these discussions and considerations, the Committee is satisfied as to the independent registered public accounting firm’s independence.

The Committee has reviewed and discussed with management and the independent registered public accounting firm Millennium’s audited consolidated financial statements as of and for the year ended December 31, 2005, and the Committee recommended to the Board of Directors that these audited consolidated financial statements be included in Millennium’s Annual Report on Form 10-K for the year ended December 31, 2005. The Committee has also selected Ernst & Young LLP as Millennium’s independent registered public accounting firm for the fiscal year ending December 31, 2006.

By the Audit Committee Robert F. Friel, Chairman Norman C. Selby Anthony H. Wild, Ph.D.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the firm of Ernst & Young LLP as Millennium’s independent registered public accounting firm for 2006. Ernst & Young LLP has served as our independent auditors since Millennium’s inception.

Representatives of Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Aggregate Fees for 2005 and 2004

This table shows the aggregate fees billed to Millennium for the fiscal years ended December 31, 2005 and December 31, 2004 by Ernst & Young LLP.

	2005		2004
Audit Fees:	$757,414	(a)	$773,815	(a)
Audit-Related Fees:	25,888	(b)	30,507	(b)
Tax Fees:	120,953	(c)	204,476	(c)
All Other Fees:	2,925	(d)	104,147	(d)

(a)           All of these fees are for the audit of our financial statements and our internal control over financial reporting for 2005 and 2004 respectively, for quarterly reviews, registration statements and accounting consultations related to the audited financial statements.

(b)          Audit-related fees:

	2005	2004
Employee benefit plan audits	$14,500	$14,000
Other accounting consultations	11,388	16,507

(c)           Tax fees:

	2005	2004
Tax return preparation and review	$44,833	$77,156
Tax consultations	76,120	127,320

(d)          All Other Fees:

	2005	2004
Expatriate services	$425	$98,197
Employee education	2,500	5,950

Appointment of Independent Registered Public Accounting Firm and Pre-Approval of Audit and
Non-Audit Services

All of the Ernst & Young LLP fees for 2005 and 2004 shown above were pre-approved by the Audit Committee. The Audit Committee pre-approves all audit and other permitted non-audit services provided by our independent registered public accounting firm. Pre-approval is generally provided for up to one year, is detailed as to the particular category of services and is subject to a monetary limit. Our independent registered public accounting firm and senior management periodically report to the Audit Committee the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

ADDITIONAL INFORMATION

Stockholder Proposals for 2007 Annual Meeting

Proposals to be included in the proxy statement.   Under SEC rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2007 Annual Meeting of Stockholders, the proposal must be received by us, attention: Corporate Secretary, at our principal executive offices by November 23, 2006.

Other proposals (not to be included in the proxy statement).   Under our by-laws a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Among other requirements, these procedures require any nomination or proposed item of business to be submitted in writing to our Corporate Secretary at our principal executive offices. We must receive the notice of a stockholder’s intention to introduce a nomination or proposed item of business at our 2007 annual meeting no later than 60 days before the 2007 annual meeting; and no earlier than 90 days before the 2007 annual meeting.

However, if less than 70 days’ notice or prior public disclosure of the date of the 2007 annual meeting is given or made, notice by the stockholder must be received no later than the close of business on the 10th day following the date on which the notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2007 annual meeting, the proxies designated by the Board of Directors will have discretionary authority to vote on the proposal.

Householding of Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly provide a separate copy of either document to you if you contact Investor Relations at Millennium Pharmaceuticals, Inc., 40 Landsdowne Street, Cambridge, Massachusetts 02139, or telephone or e-mail Investor Relations at 617-679-7000 or info@mlnm.com. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us.

By Order of the Board of Directors,

LAURIE B. KEATING, Secretary
March 23, 2006

APPENDIX A

MILLENNIUM PHARMACEUTICALS, INC.
Audit Committee Charter

The Audit Committee is a standing committee of the Board of Directors, established for the purpose of overseeing the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. Its primary function is to assist the Board in monitoring the integrity of the financial statements of the Company, the Company’s systems of internal control, and the independence and performance of the Company’s external auditor. The Audit Committee is also responsible for reviewing the Company’s ethics and compliance programs. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment.

The authority and responsibilities set forth in this charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee any report of the independent auditor. In exercising its business judgment, the Audit Committee will rely on the information and advice provided by the Company’s management and/or its independent auditor.

The Audit Committee is appointed by the Board of Directors. Except as otherwise permitted by applicable rules, the Audit Committee will consist of at least three members of the Board of Directors, each of whom must meet the independence requirements of the NASD (National Association of Securities Dealers) and any applicable rules of the SEC (Securities and Exchange Commission).

Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules). Specifically, such member must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. Other members of the Audit Committee must be able to read and understand fundamental financial statements.

The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities during each calendar year and shall review and reassess the adequacy of this charter at least annually (and recommend any changes to the Board of Directors for approval). The Audit Committee shall report regularly to the Board of Directors. At least annually, the Audit Committee shall evaluate its own performance.

The Audit Committee has the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee:

1.                 Has direct responsibility for the appointment, compensation, retention (and termination) and oversight of the work of the independent auditor (including resolving disagreements between management and the auditors regarding financial reporting) engaged for the purpose of preparing audit reports or performing other audit, review or attest services for the Company, evaluates the performance of the independent auditor (including the qualifications of the primary partners overseeing the audit at the time when a change in this assignment is proposed), reviews prior to the audit the planning and staffing for the audit and pre-approves the services to be performed by, and to be paid to, the independent auditor for the audit and for any non-audit services provided, however, that non-audit services equaling not more than five percent of the total revenues paid to the independent auditor in the fiscal year when such services are provided may instead be approved in accordance with applicable SEC rules. The independent auditor reports directly to the Audit Committee.

2.                 Obtains from the independent auditor written affirmations of its independence and a delineation of all relationships between the Company and the independent auditor as required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), engages in dialogues with the independent auditor about any relationships or non-audit services that may impact objectivity and independence and takes, or recommends that the Board of Directors take, appropriate action to oversee the independence of the independent auditor.

3.                 Periodically reviews guidelines for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account.

4.                 Reviews the Company’s material risks or exposures and assesses steps management has taken and/or should take to monitor and minimize such risks to the Company.

5.                 Considers and reviews with the independent auditor the adequacy of the Company’s system of internal controls, including internal control over financial reporting, computerized information system controls and security, as well as any related significant findings and recommendations of the independent auditor together with management’s responses.

6.                 Reviews with management and the independent auditor at the completion of the annual audit examinations:

•       the Company’s annual financial statements and related footnotes to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K);

•       the independent auditor’s audit of the financial statements and its report thereon;

•       the independent auditor’s judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements;

•       the likely effect of regulatory and accounting initiatives on the Company’s financial statements;

•       all subsidiary audits performed;

•       any difficulties or disagreements with management encountered during the course of the audit, including any restrictions on the independent auditor’s scope of activities or access to required information;

•       other matters related to the conduct of the audit which are to be communicated to the Audit Committee under generally accepted auditing standards; and

•       discusses with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (“Communication with Audit Committees”) relating to the conduct of the audit.

7.                 From time to time as appropriate, receives and considers the reports required to be made by the independent auditor regarding:

•       critical accounting policies and practices;

•       alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•       other material written communications between the independent auditor and Company management.

8.                 Reviews with management and the independent auditor the Company’s quarterly financial statements prior to the release of quarterly earnings and the Company’s quarterly reports on Form 10-Q (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), and discusses the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditor under generally accepted accounting principles. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of these reviews and discussions.

9.                 Considers whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s annual reports on Form 10-K (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”).

10.          Meets, at each regular meeting of the Audit Committee, with members of management (including the Chief Financial Officer, Controller and the most senior person (if any) responsible for the internal audit activities by the Company) and representatives of the independent auditor, in separate executive sessions, to discuss any matters that the Audit Committee or these individuals believe should be discussed privately with the Audit Committee.

11.          Obtains from the independent auditor assurance that no reporting contemplated by Section 10A of the Securities Exchange Act of 1934 (concerning required response by the independent auditor to audit discoveries) is required.

12.          Reviews all “related party transactions” (defined as transactions required to be disclosed pursuant to Item 404 of Regulation S-K) on an ongoing basis, and approves all such transactions.

13.          Reviews with management and the independent auditor any correspondence with regulators or government agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

14.          Coordinates the Board’s oversight of the Company’s code of business conduct and the Company’s disclosure of controls and procedures; receives and reviews the reports of the CEO and CFO required by Rule 13a-14 of the Securities Exchange Act of 1934.

15.          Reviews with the Company’s General Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

16.          Annually reviews the Company’s management expense report guidelines and a summary of expenses incurred.

17.          Establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees, stockholders and other interested parties of the Company of concerns regarding questionable accounting or auditing matters.

18.          Prepares for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of stockholders at which directors are to be elected, the report described in Item 306 of Regulation S-K.

19.          Provides input on the appropriate global tax goals for the Company and monitors or reviews or oversees proposed tax planning strategies for the Company.

20.          Engages independent counsel and other advisors as it determines necessary to carry out its duties.

The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the auditors and any advisors employed by the Audit Committee, as well as ordinary administrative expenses of the Audit Committee that the Audit Committee deems are necessary or appropriate in carrying out its duties.

The Audit Committee may have such other responsibilities and authority as may be determined from time to time by the Board of Directors.

Revised February 25, 2004

APPENDIX B

As amended through September 26, 2005 and
adjusted for stock splits in April and October 2000

MILLENNIUM PHARMACEUTICALS, INC.
1996 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this Plan is to provide eligible employees of Millennium Pharmaceuticals, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s Common Stock (the “Common Stock”). Five Million Six Hundred Thousand (5,600,000) shares of Common Stock in the aggregate have been approved for this purpose.

1.   Administration.   The Plan will be administered by the Company’s Board of Directors (the “Board”) or by a Committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

2.   Eligibility.   Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder. All individuals designated, classified or otherwise considered by the Company, or by any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), to be employees, including directors who are employees, are eligible to participate in any one or more of the offerings of Options (as defined below) to purchase Common Stock under the Plan, provided that:

(a)   they are regularly employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

(b)   they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3.   Offerings.   The Company will make one or more offerings (“Offerings”) to employees to purchase Common Stock under this Plan. The Board or the Committee shall determine the commencement dates of each of the Offerings (the “Offering Commencement Dates”). Each Offering Commencement Date will begin a period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee shall choose a Plan Period of twelve (12) months or less for each of the Offerings and may, at its discretion, choose a different Plan Period for each Offering.

4.   Participation.   An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by complying with the directions set forth and completing the materials required by the Company or the Company’s outside administrator of this Plan. By participating the employee will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee changes her election as provided herein or withdraws from the Plan, her deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement, excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee’s Federal Income Tax Withholding Statement, but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.

5.   Deductions.

(a)   The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. Payroll deductions may be at the rate of 1%, 2%, 3%, 4%, 5%, 6%, 7%, 8%, 9% or 10% of Compensation.

(b)   No employee may be granted an Option which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

6.   Deduction Changes.   An employee may decrease or discontinue her payroll deduction once during any Plan Period by following the instructions provided by the Company or the Company’s outside administrator of this Plan. An employee may only effect such decrease or discontinuation for a particular Plan Period prior to the beginning of the enrollment period for the subsequent Plan Period as such enrollment period is designated by the Board, the Committee or the Committee’s authorized designee or such other time as is so designated. An employee may not increase her payroll deduction during a Plan Period. If an employee elects to discontinue her payroll deductions during a Plan Period, but does not elect to withdraw her funds pursuant to Section 8 hereof, funds deducted prior to her election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

7.   Interest.   Interest will not be paid on any employee payroll deduction accounts, except to the extent that the Board or its Committee, in its sole discretion, elects to credit such accounts with interest at such per annum rate as it may from time to time determine.

8.   Withdrawal of Funds.   An employee may on any one occasion during a Plan Period and for any reason withdraw all of the balance accumulated in the employee’s payroll deduction account. Any such withdrawal for a particular Plan Period must be effected prior to the beginning of the enrollment period for the subsequent Plan Period as such enrollment period is designated by the Board, the Committee or the Committee’s authorized designee or such other time as is so designated. If the employee makes such a withdrawal, the employee shall thereby withdraw from participation in the Offering and may not begin participation again during the remainder of the Plan Period. Any employee withdrawing such balance may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee and subject to currently applicable law.

9.   Purchase of Shares.

(a)   On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (an “Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing 15% of such employee’s annualized Compensation for the immediately prior six-month period by the price determined in accordance with the formula set forth in the following paragraph but using the closing price on the Offering Commencement Date of such Plan Period.

(b)   The Option Price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (A) the closing price of the Common Stock on any national securities exchange on which the Common Stock is listed, or (B) the closing price of the Common Stock on the Nasdaq National Market (“Nasdaq”) or (C) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (A) and (B) above shall be the reported price for the next preceding day on which sales were made.

(c)   Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above).

(d)   Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10.   Issuance of Certificates.   Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee.

11.   Rights on Retirement, Death or Termination of Employment.   In the event of a participating employee’s termination of employment prior to the last business day of a Plan Period (whether as a result of the employee’s voluntary or involuntary termination, retirement, death or otherwise), no payroll deduction shall be taken from any pay due and owing to the employee and the balance in the employee’s payroll deduction account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12.   Optionees Not Stockholders.   Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

13.   Rights Not Transferable.   Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14.   Application of Funds.   All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15.   Adjustment in Case of Changes Affecting Common Stock.   In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

16.   Merger.

(a)   If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation (“Continuity of Control”), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Board or the Committee shall take such steps in connection with such merger as the Board or the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

(b)   In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clauses (ii) and (iii), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (ii) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (iii) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

17.   Amendment of the Plan.   The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code or by Rule 16b-3 under the Exchange Act, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 16 of the Exchange Act and the rules promulgated thereunder, as in effect from time to time, or Section 423 of the Code.

18.   Insufficient Shares.   In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

19.   Termination of the Plan.   This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the payroll deduction accounts of participating employees shall be promptly refunded.

20.   Governmental Regulations.

(a)   The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on Nasdaq and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

(b)   The Plan shall be governed by the laws of the State of Delaware except to the extent that such law is preempted by federal law.

(c)   The Plan is intended to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act. Any provision inconsistent with such Rule shall to that extent be inoperative and shall not affect the validity of the Plan.

21.   Issuance of Shares.   Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

22.   Notification upon Sale of Shares.   Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

23.   Effective Date and Approval of Stockholders.   The Plan shall take effect upon the closing of the Company’s initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act of 1933, as amended, subject to approval by the stockholders of the Company as required by Rule 16b-3 under the Exchange Act and by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

☐ Mark this box with an X if you have made
changes to your name or address details above.

Annual Meeting Proxy Card

A	Election of Class I Directors	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING
INSTRUCTIONS.

The Board of Directors recommends a vote FOR the following nominees.

1.  Nominees:

	For	Withhold
1. - Deborah Dunsire	☐	☐

2. - Robert F. Friel	☐	☐

3. - Norman C. Selby	☐	☐

B	Proposals

The Board of Directors recommends a vote FOR the following proposals 2 and 3.

		For	Against	Abstain
2.	Approve an amendment to our 1996 Employee Stock Purchase Plan that reserves an additional 2,000,000 shares of Millennium common stock for issuance under the plan to employees.	☐	☐	☐

3.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.	☐	☐	☐

C	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign this proxy exactly as your name(s) appear(s).  Each owner should sign.  Trustees and other fiduciaries should indicate the capacity in which they sign.  If a corporation or partnership, an authorized officer should sign and indicate his or her title.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

PROXY - MILLENNIUM PHARMACEUTICALS, INC.

Dear Stockholder:

There are issues related to the management and operation of Millennium that require your immediate attention and approval. These are discussed in detail in the accompanying proxy statement.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

If you would like to vote over the Internet or by telephone, follow the instructions for voting below. To vote by mail, please mark the box on the proxy card to indicate how your shares will be voted.  Then sign the card and return it in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on May 4, 2006.

Thank you for your prompt consideration of these matters.

Sincerely,

Millennium Pharmaceuticals, Inc.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

Annual Meeting of Stockholders - May 4, 2006

Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) Deborah Dunsire, Marsha H. Fanucci, Laurie B. Keating and Joel S. Goldberg or each or any of them with full power of substitution, as proxies for those signing on the reverse side to act and vote at the 2006 Annual Meeting of Stockholders of Millennium Pharmaceuticals, Inc. to be held at 10:00 a.m. EDT at The Charles Hotel, One Bennett Street, Cambridge, Massachusetts 02138 and at any postponements or adjournments thereof as indicated upon all matters referred to on the reverse side and described in the proxy statement for the meeting and, in their discretion, upon any other matters which may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S).  IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE “FOR” THE DIRECTOR NOMINEES, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

PLEASE VOTE, DATE AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet!  Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and
Canada)

•                  Call toll free 1-800-652-VOTE (8683) in the
United States or Canada any time on a touch tone
telephone. There is NO CHARGE to you for the
call.

•                  Follow the simple instructions provided by the
recorded message.

To vote using the Internet • Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE • Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 4, 2006.

THANK YOU FOR VOTING